Filed Pursuant to Rule 424(b)(5)
Registration No. 333-281553

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 13, 2025

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus Dated August 14, 2024)

First Citizens BancShares, Inc.

   Depositary Shares, Each Representing a 1/100th Interest in a Share of

   % Non-Cumulative Perpetual Preferred Stock, Series D

We are offering      depositary shares, each representing a 1/100th ownership interest in a share of     % Non-Cumulative Perpetual Preferred Stock, Series D, par value $0.01 per share, with a liquidation preference of $100,000 per share (equivalent to $1,000 per depositary share) (the “Series D Preferred Stock”). As a holder of depositary shares, you will be entitled to all proportional rights and preferences of the Series D Preferred Stock (including dividend, voting, redemption, liquidation, and other rights). You must exercise such rights through the depositary for the shares of the Series D Preferred Stock.

Dividends on the Series D Preferred Stock will be payable when, as, and if authorized by our board of directors or a duly authorized committee of our board of directors and declared by us out of legally available funds. From the issue date to, but excluding, December 15, 2030, dividends on the Series D Preferred Stock will accrue on a non-cumulative basis at a rate of     % per annum on the liquidation preference of $100,000 per share (equivalent to $1,000 per depositary share), payable quarterly, in arrears, on the fifteenth day of each March, June, September, and December, commencing on March 15, 2026 and ending on December 15, 2030 (or the next business day if any such date is not a business day, without adjustment in the amount of the dividend per share of the Series D Preferred Stock). From and including December 15, 2030, for each reset period, dividends on the Series D Preferred Stock will accrue on a non-cumulative basis at the five-year treasury rate as of the most recent reset dividend determination date (as defined herein) plus     % per annum for each reset period on the liquidation preference of $100,000 per share (equivalent to $1,000 per depositary share), payable quarterly, in arrears, on the fifteenth day of each March, June, September, and December, commencing on March 15, 2031 (or the next business day if any such date is not a business day, without adjustment in the amount of the dividend per share of the Series D Preferred Stock).

Dividends on the Series D Preferred Stock will be non-cumulative. If, for any reason, our board of directors or a duly authorized committee of our board of directors does not authorize and we do not declare full cash dividends on the Series D Preferred Stock for a dividend period (as defined herein), holders of the Series D Preferred Stock will have no right to receive any dividend or a full dividend for that period, whether or not our board of directors or a duly authorized committee of our board authorizes and we declare dividends on our common stock, our other series of preferred stock (as described elsewhere in this prospectus supplement), or our Series D Preferred Stock for any subsequent dividend period. However, with certain limited exceptions, if we have not authorized, declared and paid or set aside for payment full dividends on the Series D Preferred Stock for any dividend period, we may not declare or pay dividends on, or redeem, purchase or acquire, our common stock or other junior securities during the next succeeding dividend period.

The Series D Preferred Stock is perpetual and has no maturity date. We may redeem the Series D Preferred Stock at our option, (i) in whole or in part, from time to time, on any dividend payment date (as defined herein) on or after December 15, 2030 or (ii) in whole but not in part, within 90 days following a regulatory capital treatment event (as defined herein), in each case, at a redemption price equal to $100,000 per share (equivalent to $1,000 per depositary share), plus any authorized, declared, and unpaid dividends, and in the case of our optional redemption, without accumulation of undeclared dividends, and, in the case of a redemption following a regulatory capital treatment event, the pro-rated portion of dividends, whether or not declared, for the dividend period in which such redemption occurs. If we redeem the Series D Preferred Stock, the depositary (as defined herein) will redeem a proportional number of depositary shares. Neither the holders of Series D Preferred Stock nor holders of depositary shares will have the right to require the redemption or repurchase of the Series D Preferred Stock or the depositary shares. Any redemption of the Series D Preferred Stock is subject to our receipt of any required prior approval by the Board of Governors of the Federal Reserve System or other successor regulatory authority (the “Federal Reserve”) and to the satisfaction of any conditions set forth in the capital standards, guidelines or regulations of the Federal Reserve applicable to redemption of the Series D Preferred Stock.

The Series D Preferred Stock will not have any voting rights, except as set forth under “Description of the Series D Preferred Stock—Voting Rights” on page S-20.

The depositary shares are a new issue of securities with no established trading market. We do not intend to apply for listing of the depositary shares on any securities exchange or for inclusion of the depositary shares in any automated dealer quotation system.

Investing in the depositary shares involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2024, as updated by our Quarterly Reports on Form 10-Q, each as filed with the U.S. Securities and Exchange Commission (the “SEC”) to read about factors you should consider before investing in the depositary shares.

	Price to Public(1)	Underwriting Discount	Proceeds, Before Expenses, to BancShares
Per Depositary Share	$	$	$
Total	$	$	$

(1)	The price to the public does not include dividends, if any, that may be declared. Dividends, if declared, will accrue from the date of initial issuance, which is expected to be , 2025.

The depositary shares are not savings accounts, deposits, or other obligations of any of our bank or non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency or instrumentality. The depositary shares are ineligible as collateral for a loan or extension of credit from First Citizens BancShares, Inc. or any of its subsidiaries. Neither the SEC, the Federal Reserve, the FDIC, the North Carolina Office of the Commissioner of Banks, nor any state securities commission or any other bank regulatory agency has approved or disapproved of the securities to be issued under this prospectus supplement or the accompanying prospectus or determined the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the depositary shares in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme (“Clearstream”), and Euroclear Bank S.A./N.V. (“Euroclear”), as operator of the Euroclear System, against payment in New York, New York on or about     , 2025.

Joint Book-Running Managers

BofA Securities	Citigroup	J.P. Morgan	Morgan Stanley

Prospectus Supplement dated      , 2025

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless the context indicates otherwise, the terms “we,” “our,” “us,” “ourselves,” and “the Company” in this prospectus supplement and the accompanying prospectus refer to First Citizens BancShares, Inc., a Delaware corporation, and its consolidated subsidiaries. References to “BancShares” mean First Citizens BancShares, Inc., and references to “First Citizens Bank” mean First-Citizens Bank & Trust Company. References to a particular year mean our fiscal year commencing on January 1 and ending on December 31 of that year.

This document contains two parts. The first part is this prospectus supplement, which contains specific information about us and the terms on which we are selling the depositary shares and adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part is the accompanying prospectus dated August 14, 2024, which contains a more general description of the securities we may offer from time to time, some of which does not apply to the depositary shares we are offering, and important business and financial information about us. If information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, information set forth in this prospectus supplement will supersede the information in the accompanying prospectus.

You should read the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus used in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide you with different information. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell the depositary shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus relating to this prospectus supplement provided or approved by us and the documents incorporated by reference in either this prospectus supplement or the accompanying prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since those dates.

Before you invest in the depositary shares, you should carefully read the registration statement (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The incorporated documents are described under “Incorporation of Certain Information by Reference.”

S-ii

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains annual, quarterly, and current reports, proxy statements, and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

In addition, we maintain an Internet website, www.firstcitizens.com. We make available, through our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements and any amendments to any of the foregoing, filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and will not be deemed to incorporate any information on the website into this prospectus supplement or the accompanying prospectus. All website addresses in this prospectus supplement are intended to be inactive textual references only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, until the termination of this offering:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed on February 21, 2025;

•	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2025, filed on May 9, 2025, June 30, 2025, filed on August 8, 2025, and September 30, 2025, filed on November 7, 2025;

•

our Current Reports on Form 8-K, filed on March  12, 2025, April  7, 2025, May  5, 2025, June  26, 2025 (solely with respect to Item 5.02); July 25, 2025 (solely with respect to Item 8.01), September  5, 2025, and October 16, 2025 (solely with respect to Item 8.01); and

•

those portions of our Definitive Proxy Statement on Schedule 14A, filed on March 18, 2025, that were incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2024.

Unless otherwise stated in the applicable reports, information furnished under Item 2.02 or 7.01 of our Current Reports on Form 8-K is not incorporated by reference

You can obtain any of the documents incorporated by reference in this document through us or from the SEC through the SEC’s website at www.sec.gov. We will provide, upon written or oral request as described below, each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in those documents). That information is available from us without charge. You can obtain documents incorporated by reference in this prospectus supplement by requesting them in writing or by telephone from us at the following address:

First Citizens Bancshares, Inc.

4300 Six Forks Road

Raleigh, North Carolina 27609

(919) 716-7000

Attn: Corporate Secretary

S-iii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference contain certain forward-looking statements regarding our financial condition, results of operations, business plans, asset quality, future performance, and other strategic goals. Words such as “anticipates,” “believes,” “estimates,” “expects,” “predicts,” “forecasts,” “intends,” “plans,” “projects,” “targets,” “designed,” “could,” “may,” “should,” “will,” “potential,” “continue,” “aims,” “strives,” or other similar words and expressions, including the negatives of these terms, are intended to identify these forward-looking statements. These forward-looking statements are based on our current expectations and assumptions regarding our business, the economy, and other future conditions. These forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995.

Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other factors that are difficult to predict. Many possible events or factors could affect BancShares’ future financial results and performance and could cause actual results, performance or achievements of BancShares to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, general competitive, economic (including the imposition of tariffs or trade barriers on trading partners), political (including impacts of the U.S. government shutdown), geopolitical events (including conflicts in Ukraine and the Middle East), natural disasters and market conditions, including changes in competitive pressures among financial institutions and the impacts related to or resulting from previous bank failures, the risks and impacts of future bank failures and other volatility in the banking industry, public perceptions of our business practices, including our deposit pricing and acquisition activity, the financial success or changing conditions or strategies of BancShares’ vendors or customers, including changes in demand for deposits, loans and other financial services, fluctuations in interest rates, changes in the quality or composition of BancShares’ loan or investment portfolio, actions of government regulators, including interest rate decisions by the Federal Reserve, changes to estimates of future costs and benefits of actions taken by BancShares, BancShares’ ability to maintain adequate sources of funding and liquidity, the potential impact of decisions by the Federal Reserve on BancShares’ capital plans, adverse developments with respect to U.S. or global economic conditions, including significant turbulence in the capital or financial markets, the impact of any sustained or elevated inflationary environment, the impact of any cyberattack, information or security breach, the impact of implementation and compliance with current or proposed laws (including the 2025 U.S. budget reconciliation legislation), regulations and regulatory interpretations, including potential increased regulatory requirements, limitations, and costs, such as FDIC special assessments, increases to FDIC deposit insurance premiums and the proposed interagency rule on regulatory capital, along with the risk that such laws, regulations and regulatory interpretations may change, the availability of capital and personnel, and the risks associated with BancShares’ previously completed acquisition transactions, the BMO Branch Acquisition (as defined herein), or any future transactions. The foregoing list of factors is not exhaustive. Additional factors that could cause results to differ materially from those described above can be found in BancShares’ Annual Report on Form 10-K for the year ended December 31, 2024, as updated by our Quarterly Reports on Form 10-Q, each as filed with the SEC.

We assume no obligation to update any forward-looking statements. All forward-looking statements speak only as of the date they are made and are based on information available at that time. We do not assume any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by applicable federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements. You are encouraged to carefully review and consider the various disclosures made in this prospectus supplement, in the accompanying prospectus and in BancShares’ other reports filed with the SEC for more information about the risks and factors that may affect our business, results of operations, financial condition, or prospects.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and does not contain all the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated herein and therein by reference, before deciding whether to invest in the depositary shares. You should pay special attention to the “Risk Factors” section of this prospectus supplement and contained in our Annual Report on Form 10-K for the year ended December 31, 2024, as updated by our Quarterly Reports on Form 10-Q for subsequent periods, to determine whether an investment in the depositary shares is appropriate for you.

First Citizens BancShares, Inc.

First Citizens BancShares, Inc. is a financial holding company for Raleigh, North Carolina-headquartered First-Citizens Bank & Trust Company. First Citizens Bank opened in 1898 as the Bank of Smithfield in Smithfield, North Carolina, and later changed its name to First-Citizens Bank & Trust Company. We have expanded through de novo branching and acquisitions and operate an extensive network of branches and offices, predominantly located in the Southeast, Mid-Atlantic, Midwest, and Western United States, providing a broad range of financial services to individuals, businesses and professionals. At September 30, 2025, the Company had total consolidated assets of $233.49 billion.

We provide financial services for a wide range of consumer and commercial clients. This includes retail and mortgage banking, wealth management, small and middle market banking, factoring and leasing. We provide commercial factoring, receivables management and secured financing services to businesses (generally manufacturers or importers of goods) that operate in various industries, including apparel, textile, furniture, home furnishings and consumer electronics. We also provide deposit, cash management and lending to homeowner associations and property management companies. We also own a fleet of railcars and locomotives that are leased to railroads and shippers.

We deliver banking products and services to our customers through an extensive branch network and additionally operate a nationwide digital banking platform that delivers deposit products to consumers. Services offered at most branches include accepting deposits, cashing checks and providing for consumer and commercial cash needs. Consumer and business customers may also conduct banking transactions through various digital channels.

In addition to our banking operations, we provide various investment products and services through First Citizens Bank’s wholly owned subsidiaries, including First Citizens Investor Services, Inc. (“FCIS”) and First Citizens Asset Management, Inc. (“FCAM”), and a non-bank subsidiary First Citizens Capital Securities, LLC (“FCCS”). As a registered broker-dealer, FCIS provides a full range of investment products, including annuities, brokerage services and third-party mutual funds. As registered investment advisers, FCIS and FCAM provide investment management services and advice. FCCS is a broker-dealer that also provides underwriting and private placement services. We also have other wholly owned subsidiaries, including SVB Wealth LLC, SVB Asset Management, and First Citizens Institutional Asset Management, LLC, which are active investment advisers.

BancShares’ Class A common stock is traded on the Nasdaq Global Select Market under the symbol “FCNCA.” BancShares was incorporated under the laws of the State of Delaware in 1986. Our principal executive office is located at 4300 Six Forks Road, Raleigh, NC 27609, and our telephone number is (919) 716-7000.

Recent Developments

Pending Branch Acquisition

On October 16, 2025, First Citizens Bank entered into an agreement to acquire 138 branches from BMO Bank N.A. (“BMO Bank”) located throughout the Midwest, Great Plains and West regions of the U.S. (the “BMO Branch Acquisition”). In connection with the BMO Branch Acquisition, First Citizens Bank expects to assume approximately $5.7 billion in deposit liabilities and acquire approximately $1.1 billion in loans. BancShares expects the transaction to close in mid-2026, subject to customary closing terms and conditions and regulatory approvals.

SUMMARY OF THE OFFERING

The following summary contains basic information about the Series D Preferred Stock, the depositary shares, and this offering and is not intended to be complete. It does not contain all the information that you should consider before deciding whether to invest in the depositary shares. For a complete understanding of the Series D Preferred Stock and the depositary shares, you should read the sections of this prospectus supplement entitled “Description of the Series D Preferred Stock” and “Description of the Depositary Shares.”

Issuer	First Citizens BancShares, Inc., a Delaware corporation and a financial holding company.

Securities Offered	depositary shares, each representing 1/100th ownership interest in a share of % Series D Non-Cumulative Perpetual Preferred Stock. Each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of the Series D Preferred Stock represented by such depositary share, to all the rights and preferences of the Series D Preferred Stock represented thereby (including dividend, voting, redemption, liquidation, and other rights).

We may, from time to time, elect to issue additional depositary shares representing shares of the Series D Preferred Stock and all such additional shares of Series D Preferred Stock would be deemed to form a single series with the Series D Preferred Stock offered hereby.

Dividends	Dividends on the Series D Preferred Stock will be payable when, as, and if authorized by our board of directors or a duly authorized committee of our board of directors and declared by us out of legally available funds. Dividends will accrue from the issue date to, but excluding, December 15, 2030 (the “First Reset Date”) at a rate of % per annum on the liquidation preference of $100,000 per share, payable quarterly, in arrears, commencing on March 15, 2026 and ending on December 15, 2030. From and including the First Reset Date, for each reset period, dividends will accrue at the five-year treasury rate as of the most recent reset dividend determination date (as defined under “Description of the Series D Preferred Stock—Dividends”) plus % per annum on the liquidation preference of $100,000 per share, payable quarterly, in arrears, commencing on March 15, 2031 and continuing on each dividend payment date thereafter.

Dividends on the Series D Preferred Stock will be non-cumulative. If, for any reason, our board of directors or a duly authorized committee of our board of directors does not authorize and we do not declare full cash dividends on the Series D Preferred Stock for a dividend period, holders of the Series D Preferred Stock will have no right to receive any dividend or a full dividend for that period, whether or not our board of directors or a duly authorized committee of our board of directors authorizes and we declare dividends on our common stock, our 5.375% Non-Cumulative Perpetual Preferred Stock, Series A (“Series A Preferred Stock”), our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B (“Series B Preferred Stock”), our 5.625% Non-Cumulative Perpetual Preferred

Stock, Series C (“Series C Preferred Stock”) or our Series D Preferred Stock for any subsequent dividend period.

Any dividends paid will be distributed to holders of depositary shares in the manner described under “Description of the Depositary Shares-Dividends and Other Distributions” below.

Dividend Payment Dates	March 15, June 15, September 15, and December 15 of each year (or the following business day if such date is not a business day, without adjustment in the amount of the dividend per share of the Series D Preferred Stock), commencing March 15, 2026.

A “dividend period” is each period from and including a dividend payment date to but excluding the following dividend payment date, except that the initial dividend period will commence on and include the date on which shares of Series D Preferred Stock are first issued and will last to and include March 14, 2026.

Dividend Stopper	With certain limited exceptions, if we have not authorized, declared, and paid or set aside for payment full dividends on the Series D Preferred Stock for any dividend period, we may not declare or pay dividends on, or redeem, purchase, or acquire, our common stock or other junior securities during the next succeeding dividend period.

Redemption	We may redeem the Series D Preferred Stock at our option, (i) in whole or in part, from time to time, on any dividend payment date on or after the First Reset Date or (ii) in whole but not in part, within 90 days following a regulatory capital treatment event (as defined under “Description of the Series D Preferred Stock—Redemption upon a Regulatory Capital Treatment Event”), in each case, at a redemption price equal to $100,000 per share (equivalent to $1,000 per depositary share), plus any authorized, declared, and unpaid dividends, and (x) in the case of our optional redemption, without accumulation of undeclared dividends, and (y) in the case of a redemption following a regulatory capital treatment event, the pro-rated portion of dividends, whether or not declared, for the dividend period in which such redemption occurs. If we redeem the Series D Preferred Stock, the depositary will redeem a proportional number of depositary shares. Neither the holders of Series D Preferred Stock nor holders of depositary shares will have the right to require the redemption or repurchase of the Series D Preferred Stock.

Any redemption of the Series D Preferred Stock is subject to our receipt of any required prior approval by the Federal Reserve and to the satisfaction of any conditions set forth in the capital standards, guidelines, or regulations of the Federal Reserve applicable to redemption of the Series D Preferred Stock.

Maturity	The Series D Preferred Stock does not have a maturity date, and we are not required to redeem the Series D Preferred Stock. Accordingly, the Series D Preferred Stock and the related depositary shares will remain outstanding indefinitely, unless and until we decide to redeem it.

Liquidation Rights	Upon our voluntary or involuntary liquidation, dissolution, or winding-up, holders of the Series D Preferred Stock will be entitled to receive, out of our assets that are legally available for distribution to stockholders, before any distribution is made to holders of our common stock or other junior securities, a liquidating distribution in the amount of $100,000 per share of the Series D Preferred Stock (equivalent to $1,000 per depositary share) plus any authorized and declared but unpaid dividends, without accumulation of any undeclared dividends.

After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series D Preferred Stock will have no right or claim to any of our remaining assets.

Distributions will be made only to the extent that our assets are available after satisfaction of all liabilities to depositors and creditors and subject to the rights of holders of any securities ranking senior to the Series D Preferred Stock. If our remaining assets are not sufficient to pay the full liquidating distributions to the holders of all outstanding Series D Preferred Stock and all parity stock, then we will distribute our assets to those holders pro rata in proportion to the full liquidating distributions to which they would otherwise have received.

Voting Rights	Holders of the Series D Preferred Stock will have no voting rights except with respect to certain fundamental changes in the terms of the Series D Preferred Stock and certain other matters (e.g., the authorization of any shares of stock senior to the Series D Preferred Stock). In addition, if dividends on the Series D Preferred Stock are not paid in full for any dividend periods that, in the aggregate, equal eighteen months, whether or not consecutive, the holders of the Series D Preferred Stock, acting as a single class with any other parity securities having similar voting rights that are then exercisable, will have the right to elect two directors to our board. The terms of office of these directors will end when we have paid or set aside for payment full dividends for at least one year’s worth of dividend periods on the Series D Preferred Stock and any non-cumulative parity securities and all dividends on any cumulative parity securities have been paid in full. See “Description of the Series D Preferred Stock—Voting Rights.”

Holders of depositary shares must act through the depositary to exercise any voting rights, as described under “Description of the Depositary Shares—Voting Rights.”

Ranking

The Series D Preferred Stock will rank, with respect to the payment of dividends and distributions upon liquidation, dissolution, or winding-up, senior to our common stock and each other class or series of preferred stock we may issue in the future, the terms of which do not expressly provide that it ranks on a parity with or senior to the Series D Preferred Stock as to dividend rights and rights on our liquidation, winding-up, and dissolution. The Series D Preferred Stock will rank on a parity with any class or series of our capital stock we have issued, including our Series A Preferred Stock, our Series B Preferred Stock, and our Series C Preferred Stock, and may issue in the future that is expressly stated to be on parity with the Series D Preferred Stock with respect to such dividends and distributions. The Series D Preferred Stock will rank junior to any class or series of our capital stock we may issue in the future that is expressly stated to be senior to the Series D Preferred Stock with respect to such dividends and distributions, if the issuance is approved by the holders of at least two-thirds of the outstanding shares of Series D Preferred Stock.

Preemptive Rights	None.

Listing	None.

Use of Proceeds	We expect to receive net proceeds from this offering of approximately $ million, after the deduction of the underwriting discount and estimated expenses payable by us. We intend to use the net proceeds of the offering for general corporate purposes. See “Use of Proceeds.”

Certain U.S. Federal Income Tax Considerations	For a discussion of certain U.S. federal income tax consequences of purchasing, owning, and disposing of the depositary shares, see “Certain U.S. Federal Income Tax Considerations.”

Risk Factors	See “Risk Factors” beginning on page S-8 of this prospectus supplement and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the depositary shares.

Registrar and Depositary	Broadridge Corporate Issuer Solutions, LLC

RISK FACTORS

An investment in our depositary shares involves certain risks. You should carefully consider the risks described below and the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2024, as updated by our Quarterly Reports on Form 10-Q for subsequent periods, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Our business, financial condition, results of operations, or prospects could be materially adversely affected by any of these risks. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in any forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement and the accompanying prospectus.

Risks Related to the Series D Preferred Stock and the Related Depositary Shares

You are making an investment decision about the depositary shares as well as our Series D Preferred Stock.

As described in this prospectus supplement, we are issuing depositary shares representing proportional interests in shares of our Series D Preferred Stock. The depositary will rely solely on the dividend payments on the Series D Preferred Stock it receives from us to fund all dividend payments on the depositary shares. You should carefully review the information in this prospectus supplement regarding our depositary shares and the Series D Preferred Stock.

The Series D Preferred Stock is an equity security and is subordinate to our existing and future indebtedness.

The shares of the Series D Preferred Stock are our equity interests and do not constitute indebtedness. This means that the Series D Preferred Stock will rank junior to all of our indebtedness and to other non-equity claims on us and our assets available to satisfy claims on us, including claims in our liquidation. Our existing and future indebtedness may restrict payment of dividends on the Series D Preferred Stock. As of September 30, 2025, we had $38.68 billion of outstanding debt. Additionally, unlike indebtedness, where principal and interest customarily are payable on specified due dates, in the case of preferred stock like the Series D Preferred Stock, (1) dividends are payable only if authorized by our board of directors or a duly authorized committee of the board of directors and declared by us and (2) as a corporation, we are subject to restrictions on dividend payments and redemption payments out of lawfully available assets under the Federal Reserve’s capital rules and other requirements and as set forth in the Delaware General Corporation Law (the “DGCL”). Upon liquidation, holders of our debt securities and shares of any senior preferred stock and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our Series D Preferred Stock. Further, the Series D Preferred Stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to below under “—Holders of the Series D Preferred Stock will have limited voting rights.”

Dividends on the Series D Preferred Stock are discretionary and non-cumulative.

Dividends on the Series D Preferred Stock are discretionary and non-cumulative. Consequently, if our board of directors or a duly authorized committee of our board of directors does not authorize and we do not declare full dividends for any dividend period before the related dividend payment date, holders of the Series D Preferred Stock would not be entitled to receive any dividend or a full dividend, as the case may be, for that dividend period, and the unpaid dividend will cease to accrue and be payable. We will have no obligation to pay dividends accrued for a dividend period after the dividend payment date for that period if our board of directors or a duly authorized committee of our board of directors has not authorized and we have not declared a dividend before the related dividend payment date, whether or not dividends on our common stock, our Series A Preferred Stock, our Series B Preferred Stock, our Series C Preferred Stock, or the Series D Preferred Stock are authorized and declared for any future dividend period.

Investors should not expect us to redeem the Series D Preferred Stock on the date it becomes redeemable at our election or on any particular date after it becomes redeemable at our election.

The Series D Preferred Stock is a perpetual equity security. This means that it has no maturity or mandatory redemption date and is not redeemable at the option of investors, including the holders of the depositary shares. The Series D Preferred Stock may be redeemed by us at our option, either in whole or in part, on any dividend payment date on or after the First Reset Date or in whole but not in part, within 90 days following the occurrence of certain regulatory events, each as described below under “Description of the Series D Preferred Stock—Redemption.” Any decision we may make at any time to propose a redemption of the Series D Preferred Stock will depend upon, among other things, our evaluation of our capital position, the composition of our stockholders’ equity, applicable law, and general market conditions at that time.

Our right to redeem the Series D Preferred Stock is subject to limitations. Under the Federal Reserve’s current risk-based capital guidelines applicable to bank holding companies, any redemption of the Series D Preferred Stock is subject to prior approval of the Federal Reserve. We cannot assure you that the Federal Reserve will approve any redemption of the Series D Preferred Stock that we may propose.

Holders of the Series D Preferred Stock will have limited voting rights.

Holders of the Series D Preferred Stock will have no voting rights with respect to matters that generally require the approval of voting stockholders. Holders of the Series D Preferred Stock will have voting rights only as specifically required by the terms of the Series D Preferred Stock, as described below under “Description of the Series D Preferred Stock—Voting Rights.” Holders of depositary shares must act through the depositary to exercise any voting rights of the Series D Preferred Stock.

Our ability to pay dividends depends upon the results of operations of our subsidiaries.

We are a holding company that conducts substantially all of our operations through our bank and non-bank subsidiaries. As a result, our ability to make dividend payments on the Series D Preferred Stock will depend primarily upon the receipt of dividends and other distributions from our subsidiaries. If we do not receive sufficient cash dividends and other distributions from our subsidiaries, it is unlikely that we will have sufficient funds to make dividend payments on the Series D Preferred Stock.

Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to provide us with funds to make dividend payments on the Series D Preferred Stock, whether by dividends, distributions, loans, or other payments. In addition, any dividend payments, distributions, loans, or advances to us by our subsidiaries in the future will require the generation of future earnings by our subsidiaries and may require regulatory approval. There are statutory and regulatory limitations on the payment of dividends by First Citizens Bank to us, as well as by us to our stockholders. First Citizens Bank may not, without prior regulatory approval, pay a dividend in an amount greater than its undivided profits. If First Citizens Bank is unable to make dividend payments to us and sufficient capital is not otherwise available, we may not be able to make dividend payments on the Series D Preferred Stock.

In addition, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise will generally be subject to the prior claims of creditors of that subsidiary. Your ability as a holder of the depositary shares representing the Series D Preferred Stock to benefit indirectly from that distribution also will be subject to these prior claims. As a result, the Series D Preferred Stock will be structurally subordinated to all existing and future liabilities and obligations of our subsidiaries, including deposits. You should look only to our assets as the source of payment for the depositary shares representing the Series D Preferred Stock.

Our ability to pay dividends on the Series D Preferred Stock, and therefore your ability to receive distributions on the depositary shares, may be limited by federal regulatory considerations.

Our ability to make dividend payments may also be restricted by federal and state laws and regulations applicable to us as a bank holding company and our subsidiaries, including but not limited to First Citizens Bank. Under the Dodd-Frank Act, as modified by the Economic Growth, Regulatory Relief and Consumer Protection Act and as implemented by the federal banking agencies, banks and bank holding companies with consolidated assets of more than $100 billion, such as us, are subject to more stringent prudential standards, including capital and liquidity requirements, leverage limits, and stress testing, than those standards applicable to smaller institutions. The federal banking agencies have adopted final rules implementing certain of the international Basel Committee on Banking Supervision’s regulatory capital and liquidity standards in the United States. The Federal Reserve’s Regulation Q sets forth the criteria for qualifying additional Tier 1 capital instruments for the Company, including the requirement that any dividends on such instruments be paid out of the bank holding company’s net income, retained earnings, and surplus, if any, related to other additional Tier 1 capital instruments, and sets forth, among other capital requirements, a stress capital buffer requirement. The failure to maintain capital requirements and applicable capital buffers, including the capital conservation buffer (and stress capital buffer, as applicable to the Company), may result in limitations or restrictions on our ability to make capital distributions, such as the payment of dividends. In addition, the Federal Reserve requires large regional bank holding companies with assets of $100 billion to $250 billion, such as us, to submit capital plans annually that includes any planned dividends over a set planning horizon, and to be subject to the supervisory stress test requirements on a two-year cycle (even-numbered years). In addition, the Federal Reserve may require us to resubmit the capital plan in certain circumstances, including in the event of a material change in the bank holding company’s risk profile, financial condition, or corporate structure. The Federal Reserve may object to a capital plan if the plan does not show that the covered bank holding company will maintain minimum capital ratios on a pro forma basis under expected and stressed conditions throughout the nine-quarter planning horizon covered by the capital plan. So long as the Federal Reserve has not objected to its capital plan, a banking organization subject to annual capital planning requirements such as us is no longer required to request prior approval of the Federal Reserve to make distributions in excess of those included in its capital plan, provided that the distribution is consistent with distribution limitations included in the Federal Reserve’s capital rules. The capital rules’ buffer requirements impose increasingly strict automatic limits on capital distributions as a banking organization’s capital ratios decline toward the minimum requirements. Federal and state banking agencies also have the authority to prohibit us from engaging in an unsafe or unsound practice in conducting its business, which may limit or preclude capital distributions, depending on our financial condition.

A principal source of our liquidity is dividends from First Citizens Bank. Failure to meet any standards applicable to First Citizens Bank, or other mandatory or discretionary action by regulators, could impact our ability to pay dividends. Federal and state banking agencies also have the authority to prohibit First Citizens Bank from engaging in an unsafe or unsound practice in conducting its business, which may limit or preclude capital distributions, depending on financial condition. For example, insured depository institutions, such as First Citizens Bank, are prohibited from making capital distributions, including the payment of dividends if, after making such distributions, the institution would become undercapitalized. Additionally, insured depository institutions that are not considered well-capitalized under the capital rules could be subject to restrictions on dividends based on the amount of the shortfall. State law also prescribes certain limitations on payment of dividends.

The above or any future rules, regulations, or capital distribution constraints could adversely affect the ability of First Citizens Bank to pay dividends to us, our ability to pay dividends on the Series D Preferred Stock and your ability to receive distributions on the depositary shares.

An active trading market for the Series D Preferred Stock and the related depositary shares does not exist and may not develop or be maintained and the market price and liquidity of the depositary shares may be adversely affected.

The Series D Preferred Stock and the related depositary shares are new issues of securities with no established trading market. We do not intend to apply for the listing of the depositary shares on any securities exchange or for inclusion of the depositary shares in any automated dealer quotation system. Currently there is no public market for the depositary shares. Even if a secondary market develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and asked prices in any secondary market could be substantial. Further, because the depositary shares do not have a stated maturity date, investors seeking liquidity in the depositary shares will be limited to selling their depositary shares in the secondary market. We do not expect that there will be any separate public trading market for the shares of the Series D Preferred Stock, except as represented by the depositary shares.

General market conditions and unpredictable factors could adversely affect market prices for the depositary shares.

There can be no assurance about the market prices for the depositary shares. Several factors, many of which are beyond our control, will influence the market prices of the depositary shares. Future trading prices of the depositary shares will depend on many factors, including:

•	whether dividends have been authorized or declared or are likely to be authorized or declared on the Series D Preferred Stock from time to time;

•	our operating performance, financial condition, and prospects, or the operating performance, financial condition, and prospects of our competitors;

•	our creditworthiness;

•	the ratings given to our securities by credit rating agencies, including the ratings given to the Series D Preferred Stock or the depositary shares;

•	prevailing interest rates;

•	economic, financial, geopolitical, regulatory, or judicial events affecting us or the financial markets generally; and

•	the market for similar securities.

Accordingly, the depositary shares may trade at a discount to the prior price per share originally paid for such shares, whether in this offering or in the secondary market.

Holders of depositary shares may be unable to use the dividends-received deduction.

Distributions paid to corporate U.S. holders of the depositary shares may be eligible for the dividends-received deduction if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Although we presently have accumulated earnings and profits, we may not have sufficient current or accumulated earnings and profits during future taxable years for the distributions on the Series D Preferred Stock to qualify, in whole or in part, as dividends for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations.” There may also be future changes in tax law that impact the availability of the dividends-received deduction. If any distributions on the Series D Preferred Stock with respect to any taxable year are not eligible for the dividends-received deduction because of insufficient current or accumulated earnings and profits or otherwise, the market value of the depositary shares may decline.

Additional issuances of preferred stock or securities convertible into preferred stock may further dilute existing holders of our Series D Preferred Stock.

We may, in the future, determine that it is advisable, or we may encounter circumstances where we determine it is necessary, to issue additional shares of preferred stock, securities convertible into or exchangeable for shares of preferred stock, or preferred stock-equivalent securities to fund strategic initiatives or other business needs or to build additional capital. Our board of directors is authorized to cause us to issue one or more classes or series of preferred stock from time to time without any action on the part of the stockholders. Our board of directors also has the power, without stockholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights, and preferences over our Series D Preferred Stock with respect to dividends or upon our dissolution, winding-up, and liquidation and other terms. Though the approval of a supermajority of the holders of Series D Preferred Stock and any class or series of preferred stock then outstanding that ranks on a parity with the Series D Preferred Stock and has similar rights, voting together as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding share of such class or series, will be needed to issue any equity security ranking senior to the Series D Preferred Stock, if we issue preferred stock in the future that has a preference over our Series D Preferred Stock with respect to the payment of dividends or upon liquidation, or if we issue preferred stock with voting rights that dilute the voting power of the Series D Preferred Stock, the rights of holders of our Series D Preferred Stock or the market price of our Series D Preferred Stock could be adversely affected. The market price of our Series D Preferred Stock could decline as a result of sales of Series D Preferred Stock made after this offering or other offerings, as well as other sales of a large block of shares of our Series D Preferred Stock or similar securities in the market thereafter, or the perception that such sales could occur. We may need to increase our authorized capital in order to raise such equity capital.

The dividend rate will reset on the First Reset Date and each subsequent reset date and any dividends declared may be less than the initial fixed annual rate of     % in effect until the First Reset Date.

The annual dividend rate on the Series D Preferred Stock for each reset period will equal the five-year treasury rate as of the most recent reset dividend determination date plus     % per annum. Therefore, the dividend rate and any dividends declared after the First Reset Date could be more or less than the rate for the initial five-year period. We have no control over the factors that may affect five-year treasury rates, including geopolitical conditions and economic, financial, political, regulatory, judicial, or other events that may impact five-year treasury rates.

The historical five-year treasury rates are not an indication of future five-year treasury rates.

In the past, U.S. treasury rates have experienced significant fluctuations. You should note that historical levels, fluctuations, and trends of U.S. treasury rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. treasury rates is not an indication that U.S. treasury rates are more or less likely to increase or decrease at any time during the reset period, and you should not take the historical U.S. treasury rates as an indication of future rates.

Further, if we, in our sole discretion, determine that the five-year treasury rate cannot be determined in the manner then applicable for such rate, we may, in our sole discretion, designate a Designee (as defined below) to determine whether there is an industry-accepted successor rate to the then applicable base rate and, if applicable, to determine and make certain adjustments as further described under “Description of the Series D Preferred Stock—Dividends.”

A downgrade, suspension, or withdrawal of, or change in the methodology used to determine, any rating assigned by a rating agency to us or our securities, including the depositary shares and the Series D Preferred Stock, could cause the liquidity or trading price of the depositary shares to decline significantly.

Real or anticipated changes in the credit ratings assigned to the depositary shares or the Series D Preferred Stock or our credit ratings generally could affect the trading price of the depositary shares. Credit ratings are not a recommendation to buy, sell, or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us, as well as their evaluations of the financial services industry as a whole. The credit rating agencies may change their credit rating for us and our securities, including the Series D Preferred Stock and depositary shares, based on their overall view of our industry. A downgrade or withdrawal, or the announcement of a possible downgrade or withdrawal, of the ratings assigned to the depositary shares, the Series D Preferred Stock, us, or our other securities, or any perceived decrease in our creditworthiness could cause the trading price of the depositary shares to decline significantly.

The rating agencies that currently or may in the future publish a rating for us, the depositary shares, or the Series D Preferred Stock may from time to time in the future change the methodologies that they use for analyzing securities with features similar to the depositary shares or the Series D Preferred Stock. This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the depositary shares or the Series D Preferred Stock, which is sometimes called “notching.” If the rating agencies change their practices for rating these securities in the future, and the ratings of the depositary shares or Series D Preferred Stock are subsequently lowered or “notched” further, the trading price of the depositary shares could be negatively affected.

CAPITALIZATION

The following table sets forth our consolidated cash and due from banks and consolidated capitalization as of September 30, 2025, on an actual basis and on an adjusted basis giving effect to the issuance and sale of the Series D Preferred Stock offered by this prospectus supplement and the use of the net proceeds from the sale of the Series D Preferred Stock as described under “Use of Proceeds” in this prospectus supplement, after deducting the underwriting discount and our estimated offering fees and expenses. You should read the following table together with “Use of Proceeds” in this prospectus supplement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2025, June 30, 2025 and September 30, 2025, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

(dollar amounts in millions, except number of shares)	September 30, 2025 (actual)	September 30, 2025 (adjusted)
Cash and due from banks	$874	$

Liabilities
Deposits	$163,190		$163,190
Credit balances of factoring clients	1,326		1,326
Borrowings:
Short-term borrowings	423		423
Long-term borrowings	38,252		38,252

Total borrowings	38,675		38,675
Other liabilities	8,311		8,311

Total liabilities	211,502		211,502

Stockholders’ equity
Preferred stock - $0.01 par value; 20,000,000 shares authorized:
Series A - 345,000 shares issued and outstanding	340		340
Series B - 325,000 shares issued and outstanding	334		334
Series C - 8,000,000 shares issued and outstanding	207		207
Series D - shares issued and outstanding
Common stock:
Class A - $1 par value; 32,000,000 shares authorized; and 11,613,444 shares issued and outstanding	12		12
Class B - $1 par value; 2,000,000 shares authorized; and 1,005,185 shares issued and outstanding	1		1
Additional paid in capital	270		270
Retained earnings	20,866		20,866
Accumulated other comprehensive loss	(44)		(44)

Total stockholders’ equity	21,986

Total liabilities and equity	$233,488	$

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $     after the deduction of the underwriting discount and estimated offering fees and expenses payable by us. We intend to use the net proceeds of the offering for general corporate purposes. The precise amounts and timing of the application of proceeds will depend on the requirements of BancShares and its subsidiaries and affiliates.

DESCRIPTION OF THE SERIES D PREFERRED STOCK

This prospectus supplement summarizes specific terms and provisions of the Series D Preferred Stock. Terms that apply generally to our preferred stock are described under “Description of BancShares’ Stock—Preferred Stock.” The following summary of the terms and provisions of the Series D Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of our certificate of incorporation, which we have previously filed with the SEC, and the certificate of designation, which will be included as an exhibit to documents that we file with the SEC. If any information regarding the Series D Preferred Stock contained in our certificate of incorporation or the certificate of designation is inconsistent with the information in this prospectus supplement or the accompanying prospectus, the information in our certificate of incorporation or the certificate of designation, as applicable, will apply and supersede information in this prospectus supplement and the accompanying prospectus. You should read our certificate of incorporation, including the certificate of designation, for the provisions that are important to you.

General

Our certificate of incorporation authorizes us to issue 20,000,000 shares of preferred stock, par value $0.01 per share, and our board of directors is authorized to issue shares of preferred stock from time to time, to create series thereof, to establish the number of shares to be included in each such series, and to fix the designations, powers, rights, preferences, limitations, or restrictions thereof.

Prior to the issuance of the Series D Preferred Stock, we will file the certificate of designation with the Delaware Secretary of State, which will have the effect of amending our existing certificate of incorporation to establish the terms of the Series D Preferred Stock. The certificate of designation will initially authorize      shares of Series D Preferred Stock. We may, without notice to or the consent of holders of the Series D Preferred Stock, issue additional shares of Series D Preferred Stock from time to time. We are offering      shares of the Series D Preferred Stock in the aggregate by this prospectus supplement and the accompanying prospectus in connection with this offering.

When issued, the Series D Preferred Stock will constitute a single series of our preferred stock, consisting of up to      authorized shares, par value $0.01 per share, with a liquidation preference of $100,000 per share. The holders of the Series D Preferred Stock will have no preemptive rights. All of the shares of the Series D Preferred Stock, when issued and paid for, will be validly issued, fully paid, and nonassessable.

The Series D Preferred Stock will rank, with respect to the payment of dividends and distributions upon liquidation, dissolution, or winding-up, senior to our common stock and each other class or series of preferred stock we may issue in the future, the terms of which do not expressly provide that it ranks on a parity with or senior to the Series D Preferred Stock as to dividend rights and rights on our liquidation, winding-up, and dissolution (collectively, the “junior securities”). The Series D Preferred Stock will rank on a parity with any class or series of our capital stock we have issued and may issue in the future that is expressly stated to be on parity with the Series D Preferred Stock with respect to such dividends and distributions (collectively, the “parity securities”). The Series D Preferred Stock will rank junior to any class or series of our capital stock we may issue in the future that is expressly stated to be senior to the Series D Preferred Stock with respect to such dividends and distributions, if the issuance is approved by the holders of at least two-thirds of the outstanding shares of Series D Preferred Stock. At the time of the issuance of the Series D Preferred Stock, 345,000 shares of our Series A Preferred Stock, 325,000 shares of our Series B Preferred Stock, and 8,000,000 shares of our Series C Preferred Stock are outstanding. See “Description of BancShares’ Stock—Preferred Stock” for a description of our authorized preferred shares.

We will not be entitled to authorize, classify, or issue any class or series of our capital stock, the terms of which provide that such class or series will rank senior to the Series D Preferred Stock as to payment of dividends or distribution of assets upon our liquidation, dissolution, or winding-up, without the approval of the holders of at least two-thirds of the shares of our Series D Preferred Stock then outstanding and any class or series of parity securities upon which like voting rights have been conferred and are exercisable and are then outstanding, voting together as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series. See “—Voting Rights.”

We may re-open this series and issue additional shares of Series D Preferred Stock and related depositary shares either through public or private sales at any time and from time to time. The additional shares of Series D Preferred Stock and related depositary shares would be deemed to form a single series with the Series D Preferred Stock and the depositary shares, respectively, offered by this prospectus supplement. In the event that we issue additional shares of the Series D Preferred Stock and the related depositary shares after the original issue date, any dividends on such additional shares will accrue from the first date of the dividend period in which the additional shares are issued.

Dividends

Dividends on the Series D Preferred Stock will accrue and be payable when, as, and if authorized by our board of directors or a duly authorized committee of our board of directors and declared by us out of legally available funds, on a non-cumulative basis on the $100,000 per share liquidation preference, at a rate equal to:

(i)	% per annum for each quarterly dividend period from the issue date to, but excluding, the First Reset Date; and

(ii)

the five-year treasury rate as of the most recent reset dividend determination date plus    % during each reset period, for each quarterly dividend period beginning on the First Reset Date and continuing indefinitely thereafter or until such Preferred Stock is redeemed or repurchased.

Dividends will be paid quarterly, in arrears on March 15, June 15, September 15, and December 15 of each year commencing on March 15, 2026 (each, a “dividend payment date”), with respect to the dividend period, or portion thereof, ending on the day preceding the respective dividend payment date. Each period from and including a dividend date to, but excluding, the following dividend payment date is herein referred to as a “dividend period,” except that the initial dividend period will commence on and include the issue date and last to and include March 14, 2026. Each dividend will be payable to holders of record as they appear on our records at the close of business on the 15th calendar day before the applicable dividend payment date or such other date, not less than 15 calendar days nor more than 30 days before the applicable dividend payment date, as fixed by our board of directors or a duly authorized committee of our board of directors.

Dividends on the Series D Preferred Stock offered hereby will accrue from the issue date, which is expected to be     , 2025.

If a dividend payment date is not a business day, then such date will nevertheless be a dividend payment date but dividends on the Series D Preferred Stock, when, as, and if declared, will be paid on the next succeeding business day (without adjustment in the amount of the dividend per share of the Series D Preferred Stock).

Dividends payable on the Series D Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months.

A “reset date” means the First Reset Date and each date falling on the fifth anniversary of the preceding reset date. Reset dates, including the First Reset Date, will not be adjusted for business days.

A “reset period” means the period from and including the First Reset Date to, but excluding, the next following reset date and thereafter each period from and including each reset date to, but excluding, the next following reset date.

A “reset dividend determination date” means, in respect of any reset period, the day falling three business days prior to the beginning of such reset period.

A “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

For any reset period commencing on or after the First Reset Date, the “five-year treasury rate” means: (i) the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days immediately preceding the relevant reset dividend determination date (or, if fewer than five business days appear, such number of business days appearing) appearing under the caption “Treasury Constant Maturities” in the most recently published H.15 Daily (as defined below) as of 5:00 p.m. (Eastern Time) as of any date of determination; or (ii) if there are no such published yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, then the rate will be determined by interpolation between the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity for two series of actively traded U.S. treasury securities, (A) one maturing as close as possible to, but earlier than, the reset date following the next succeeding reset dividend determination date and (B) the other maturing as close as possible to, but later than, the reset date following the next succeeding reset dividend determination date, in each case for the five business days immediately preceding the relevant reset dividend determination date (or, if fewer than five business days appear, such number of business days appearing) appearing under the caption “Treasury Constant Maturities” in the H.15 Daily as of 5:00 p.m. (Eastern Time) as of any date of determination.

If we, in our sole discretion, determine that the five-year treasury rate (the “base rate”) cannot be determined in the manner applicable for such rate (which, as of the original issue date of the Series D Preferred Stock, is pursuant to the methods described in clauses (i) or (ii) above), we may, in our sole discretion, designate an unaffiliated agent or advisor, which may include an unaffiliated underwriter for the offering of the depositary shares representing interests in the Series D Preferred Stock or any affiliate of any such underwriter (the “Designee”), to determine whether there is an industry-accepted successor rate to the then-applicable base rate (which, as of the original issue date of the Series D Preferred Stock, is the initial base rate). If the Designee determines that there is such an industry-accepted successor base rate, then the five-year treasury rate will be such successor base rate and, in that case, the Designee may then determine and adjust the business day convention, the definition of business day, and the reset dividend determination date to be used and any other relevant methodology for determining or otherwise calculating such successor base rate, including any adjustment factor needed to make such successor base rate comparable to the then-applicable base rate (which, as of the original issue date of the Series D Preferred Stock, is the initial base rate) in each case, in a manner that is consistent with industry-accepted practices for the use of such successor rate. If we, in our sole discretion, do not designate a Designee or if the Designee determines that there is no industry-accepted successor rate to the then-applicable base rate, then the five-year treasury rate will be the same interest rate determined for the prior reset dividend determination date or, if this sentence is applicable with respect to the first reset dividend determination date,     %.

“H.15 Daily” means the daily statistical release designated as such, or any successor publication, published by the Federal Reserve.

The five-year treasury rate will be determined by the calculation agent on the third business day immediately preceding the applicable reset date.

Dividends on the Series D Preferred Stock will be non-cumulative. If for any reason our board of directors or a duly authorized committee of our board does not authorize and we do not declare cash dividends on the Series D Preferred Stock for a dividend period (or if less than full dividends for any dividend period are authorized and declared), the holders of the Series D Preferred Stock will have no right to receive any dividends or a full dividend, as applicable, for that period, whether or not our board of directors or a duly authorized committee of our board authorizes and we declare and pay dividends on the Series D Preferred Stock or our common stock or any other class or series of our serial preferred stock for any subsequent dividend period.

We are not obligated to and will not pay holders of the Series D Preferred Stock any interest or sum of money in lieu of interest on any dividend not paid on a dividend payment date. We are also not obligated to and will not pay holders of the Series D Preferred Stock any dividend in excess of the dividends on the Series D Preferred Stock that are payable as described above.

There is no sinking fund with respect to dividends.

Dividend Stopper

In addition, if full dividends on all outstanding shares of the Series D Preferred Stock for any dividend period have not been authorized, declared, and paid or set aside for payment, we will be prohibited from declaring or paying dividends (other than a dividend payable solely in junior securities) with respect to, or redeeming, purchasing, or acquiring any of, our junior securities during the next succeeding dividend period, other than:

(i)

redemptions, purchases, or other acquisitions of junior securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, or consultants or in connection with a dividend reinvestment or stockholder stock purchase plan;

(ii)

any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock, or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant thereto; and

(iii)	conversions into or exchanges for other junior securities and cash solely in lieu of fractional shares of the junior securities.

If dividends for any dividend payment date are not paid in full on the shares of the Series D Preferred Stock and there are issued and outstanding shares of parity securities with the same dividend payment date, then all dividends declared on shares of the Series D Preferred Stock and such parity securities on such date shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as full dividends (or equivalent) per share on the shares of the Series D Preferred Stock and all such parity securities otherwise payable on such dividend payment date (subject to their having been authorized by the board of directors or a duly authorized committee of the board of directors and declared by us out of legally available funds and including, in the case of any such parity securities that bear cumulative dividends, all accrued but unpaid dividends) bear to each other.

Maturity

The Series D Preferred Stock does not have a maturity date, and we are not required to redeem the Series D Preferred Stock. Accordingly, the Series D Preferred Stock and related depositary shares will remain outstanding indefinitely, unless and until we decide to redeem it.

Optional Redemption

The Series D Preferred Stock will be redeemable, in whole or in part, from time to time, at our option on any dividend payment date on or after the First Reset Date at a redemption price equal to the liquidation preference, plus any authorized, declared and unpaid dividends, without accumulation of undeclared dividends. Neither the holders of Series D Preferred Stock nor the holders of depositary shares will have the right to require the redemption or repurchase of the Series D Preferred Stock.

Redemption upon a Regulatory Capital Treatment Event

The Series D Preferred Stock will be redeemable, in whole but not in part, within 90 days following a regulatory capital treatment event at a redemption price equal to the liquidation preference, plus the sum of (i) any authorized, declared, and unpaid dividends in any prior dividend period and (ii) any unpaid dividends for the dividend period in which such redemption occurs, whether or not declared, at the dividend rate on the basis of a full dividend period multiplied by a fraction, the numerator of which is the number of days in such dividend period prior to the redemption date, and the denominator of which is the total number of days in such dividend period. A “regulatory capital treatment event” means our good faith determination that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series D Preferred Stock; (ii) any proposed change in those laws or regulations that is announced after the initial issuance of any share of Series D Preferred Stock; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series D Preferred Stock, there is more than an insubstantial risk that we will not be entitled to treat the full liquidation value of the shares of Series D Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy standards of Federal Reserve Regulation Q, 12 C.F.R. Part 217 (or, as and if applicable, the successor capital adequacy guidelines or regulations), as then in effect and applicable, for as long as any share of Series D Preferred Stock is outstanding.

The Series D Preferred Stock will not be subject to any sinking fund or other obligation to redeem, repurchase or retire the Series D Preferred Stock.

Redemption Procedures

If shares of the Series D Preferred Stock are to be redeemed, notice of redemption will be given by first class mail or electronically delivered to the holders of record of the Series D Preferred Stock to be redeemed, mailed or electronically delivered at least five days and not more than 60 days before the date fixed for redemption (provided that, if the depositary shares are held in book-entry form through The Depository Trust Company (“DTC”), we may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth:

(a)	the redemption date;

(b)

the number of shares of Series D Preferred Stock to be redeemed and, if less than all the shares of the Series D Preferred Stock held by a holder are to be redeemed, the number of such shares of the Series D Preferred Stock to be redeemed from such holder;

(c)	the redemption price;

(d)	the place or places where the certificates for such shares are to be surrendered for payment of the redemption price; and

(e)	that dividends on the shares of the Series D Preferred Stock to be redeemed will cease to accrue on the redemption date.

If notice of redemption of any shares of the Series D Preferred Stock has been duly given and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of shares of the Series D Preferred Stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of the Series D Preferred Stock, such shares of the Series D Preferred Stock will no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price plus any authorized, declared, and unpaid dividends or, in the case of a redemption following a regulatory capital treatment event, the redemption price plus the sum of (i) any authorized, declared, and unpaid dividends in any prior dividend period and (ii) any unpaid dividends for the dividend period in which such redemption occurs, whether or not declared, at the dividend rate on the basis of a full dividend period multiplied by a fraction, the numerator of which is the number of days in such dividend period prior to the redemption date, and the denominator of which is the total number of days in such dividend period. See “Description of the Depositary Shares” below for information about redemption of the depositary shares relating to the Series D Preferred Stock.

In case of any redemption of only part of the shares of the Series D Preferred Stock at the time outstanding, the shares of the Series D Preferred Stock to be redeemed will be selected either pro rata, by lot, or in such other manner as we may determine to be equitable and permitted by the rules of any stock exchange on which the Series D Preferred Stock or related depositary shares are listed. Subject to the provisions hereof, our board of directors will have full power and authority to prescribe the terms and conditions upon which shares of the Series D Preferred Stock will be redeemed from time to time.

Under the Federal Reserve’s current risk-based capital guidelines applicable to bank holding companies, any redemption of the Series D Preferred Stock is subject to prior approval by the Federal Reserve. See “Risk Factors—Risks Related to the Series D Preferred Stock and the Related Depositary Shares—Investors should not expect us to redeem the Series D Preferred Stock on the date it becomes redeemable at our election or on any particular date after it becomes redeemable at our election” in this prospectus supplement. Any redemption of the Series D Preferred Stock is subject to our receipt of any required prior approval by the Federal Reserve and to the satisfaction of any conditions set forth in the capital standards, guidelines or regulations of the Federal Reserve applicable to redemption of the Series D Preferred Stock.

Any notice of redemption, once given, will be irrevocable.

Neither the holders of the Series D Preferred Stock nor the holders of the related depositary shares have the right to require the redemption or repurchase of the Series D Preferred Stock.

Liquidation Rights

In the event that we voluntarily or involuntarily liquidate, dissolve, or wind up, the holders of the Series D Preferred Stock at the time outstanding will be entitled to receive liquidating distributions in the amount of $100,000 per share of the Series D Preferred Stock (equivalent to $1,000 per depositary share), plus an amount equal to any authorized and declared but unpaid dividends thereon to and including the date of such liquidation, without accumulation of any undeclared dividends, out of assets legally available for distribution to our stockholders, before any distribution of assets is made to the holders of our common stock or any other junior securities. After payment of the full amount of such liquidating distributions, the holders of the Series D Preferred Stock will not be entitled to any further participation in any distribution of assets by us, and will have no right or claim to any of our remaining assets.

In the event that our assets available for distribution to stockholders upon any liquidation, dissolution, or winding-up of our affairs, whether voluntary or involuntary, are insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series D Preferred Stock and the corresponding amounts payable on any parity securities, the holders of the Series D Preferred Stock and the holders of such other parity securities will share ratably in any distribution of our assets in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

For such purposes, our consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into us, or the sale of all or substantially all of our property or business, will not be deemed to constitute our liquidation, dissolution, or winding-up.

Voting Rights

Except as provided below and as determined by our board of directors or a duly authorized committee of our board of directors or as otherwise expressly required by law, the holders of the Series D Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Series D Preferred Stock, or any parity stock upon which similar voting rights have been conferred (“special voting preferred stock”), have not been declared and paid for an aggregate amount equal to the amount of dividends payable on the Series D Preferred Stock as contemplated herein for any dividend periods that, in the aggregate, equal 18 months, whether or not for consecutive dividend periods (which we refer to as a “Nonpayment Event”), the holders of the Series D Preferred Stock, voting together as a class with holders of any special voting preferred stock then outstanding, will be entitled to vote (based on respective liquidation preferences) for the election of a total of two additional members of our board of directors (which we refer to as the “Preferred Directors”); provided that our board of directors will at no time include more than two Preferred Directors; provided, further, that the election of any such Preferred Directors may not cause us to violate any corporate governance requirement of The Nasdaq Stock Market LLC (or any other exchange on which our securities may be listed). In that event, the number of directors on our board of directors will automatically increase by two and, at the request of any holder of Series D Preferred Stock, a special meeting of the holders of Series D Preferred Stock and such special voting preferred stock, including the Series D Preferred Stock, for which dividends have not been paid will be called for the election of the two directors (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders, in which event such election will be held at such next annual or special meeting of stockholders), followed by such election at each subsequent annual meeting. These voting rights will continue until full dividends have been paid (or declared and a sum sufficient for the payment of such dividends has been set aside for payment) on the Series D Preferred Stock and such special voting preferred stock for dividend periods that in the aggregate equal at least 12 consecutive months following the Nonpayment Event.

If and when full dividends have been paid (or declared and a sum sufficient for the payment of such dividends has been set aside for payment) for dividend periods that, in the aggregate, equal at least 12 consecutive months following a Nonpayment Event on the Series D Preferred Stock and such special voting preferred stock, the holders of the Series D Preferred Stock and such special voting preferred stock will be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment Event) and the term of office of each preferred director so elected will terminate and the number of directors on our board of directors will automatically decrease by two.

Any preferred director may be removed at any time without cause by the holders of a majority of the outstanding shares of the Series D Preferred Stock and such special voting preferred stock, voting together as a class, when they have the voting rights described above. So long as such nonpayment continues, any vacancy in the office of a preferred director (other than prior to the initial election of the Preferred Directors) may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by a vote of the holders of a majority of the outstanding shares of Series D Preferred Stock and such special voting preferred stock, voting together as a class, to serve until the next annual meeting of stockholders; provided that the filling of any such vacancy may not cause us to violate any corporate governance requirement of The Nasdaq Stock Market LLC (or any other exchange on which our securities may be listed). The Preferred Directors will each be entitled to one vote per director on any matter on which our directors are entitled to vote.

Under regulations adopted by the Federal Reserve, if the holders of one or more series of preferred stock are or become entitled to vote for the election of directors, such series entitled to vote for the same director(s) will be deemed a class of voting securities and a company holding 25% or more of the series, or that otherwise exercises a “controlling influence” over us as a result of acquiring voting securities, will be subject to regulation as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). In addition, if the series is/are deemed to be a class of voting securities, any other bank holding company will be required to obtain the prior approval of the Federal Reserve under the BHC Act to acquire or retain more than 5% of that series. Any other person (other than a bank holding company) generally will be required to obtain the non-objection of the Federal Reserve under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of that series. While we do not believe the shares of Series D Preferred Stock are considered “voting securities” currently, holders of such stock should consult their own counsel with regard to regulatory implications. A holder or group of holders may also be deemed to control us if they own more than one-third of our total equity, both voting and non-voting, aggregating all shares held by the holders across all classes of stock.

So long as any shares of Series D Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by law or our certificate of incorporation, the affirmative vote or consent of the holders of at least two-thirds of all of the then-outstanding shares of Series D Preferred Stock entitled to vote thereon, voting separately as a single class, will be required to:

•

authorize, create, issue, or increase the authorized amount of any class or series of our capital stock ranking senior to the Series D Preferred Stock with respect to payment of dividends or as to distributions upon our liquidation, dissolution, or winding-up, or issue any obligation or security convertible into or exchangeable for, or evidencing the right to purchase, any such class or series of our capital stock;

•

amend, alter, or repeal the provisions of our certificate of incorporation, including the certificate of designation, whether by merger, consolidation, or otherwise, so as to materially and adversely affect the special powers, preferences, privileges, or rights of the Series D Preferred Stock, taken as a whole; or

•

consummate a binding share exchange or reclassification involving the Series D Preferred Stock, or complete the sale, conveyance, exchange, or transfer of all or substantially all of our assets or business or consolidate with or merge into any other corporation, unless, in each case, the shares of the Series D Preferred Stock (i) remain outstanding or (ii) are converted into or exchanged for preference securities of the surviving entity or any entity controlling such surviving entity and such new preference securities have powers, preferences, privileges, and rights that are not materially less favorable to the holders thereof than the powers, preferences, privileges, and rights of the Series D Preferred Stock, taken as a whole.

When determining the application of the voting rights described in this section, the authorization, creation, and issuance, or an increase in the authorized or issued amount, of junior stock or any class or series of capital stock that by its terms expressly provides that it ranks on parity with the Series D Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and as to distributions upon our liquidation, dissolution, or winding-up, or any securities convertible into or exchangeable or exercisable for junior stock or any class or series of capital stock, will not be deemed to materially and adversely affect the special powers, preferences, privileges, or rights, and will not require the affirmative vote or consent of, the holders of any outstanding shares of Series D Preferred Stock.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding shares of Series D Preferred Stock will have been redeemed or called for redemption upon proper notice and sufficient funds will have been set aside by us for the benefit of the holders of the Series D Preferred Stock to effect such redemption.

Depositary

Broadridge Corporate Issuer Solutions, LLC will be the depositary for the depositary shares.

Transfer Agent, Registrar, and Paying Agent

Broadridge Corporate Issuer Solutions, LLC will act as the transfer agent, registrar and paying agent for the Series D Preferred Stock.

Calculation Agent

We will appoint a calculation agent for the Series D Preferred Stock prior to the First Reset Date. We may appoint ourselves or an affiliate of ours as calculation agent.

Title

We and the transfer agent, registrar, and paying agent may treat the registered holder of the Series D Preferred Stock as the absolute owner of the Series D Preferred Stock for the purpose of making payment and for all other purposes.

DESCRIPTION OF THE DEPOSITARY SHARES

General

We are issuing depositary shares representing proportional fractional interests in shares of the Series D Preferred Stock. Each depositary share represents a 1/100th interest in a share of our Series D Preferred Stock, and will be evidenced by depositary shares. We will deposit the underlying shares of the Series D Preferred Stock with a depositary pursuant to a deposit agreement among us, Broadridge Corporate Issuer Solutions, LLC, acting as depositary, and the holders from time to time of the depositary receipts. The holders of depositary shares from time to time will be deemed to be parties to the deposit agreement and will be bound by all of the terms and conditions thereto by their acceptance of delivery of the depositary shares to the same extent as though they had executed the deposit agreement. Subject to the terms of the deposit agreement, each holder of the depositary shares will be entitled, through the depositary, to all the rights and preferences of the Series D Preferred Stock, as applicable, in proportion to the applicable fraction of a share of Series D Preferred Stock those depositary shares represent.

In this prospectus supplement, references to “holders” of depositary shares mean those who own depositary shares registered in their own names on the books maintained by the depositary and not indirect holders who own beneficial interests in depositary shares registered in the street name, or issued in book-entry form through DTC. You should review the special considerations that apply to indirect holders described in “Book-Entry Issuance.”

Immediately following the issuance of the Series D Preferred Stock, we will deposit the Series D Preferred Stock with the depositary, which will then issue the depositary shares to the underwriters. Copies of the forms of deposit agreement and the depositary receipt may be obtained from us upon request and in the manner described in the “Where You Can Find More Information” section of this prospectus supplement.

Dividends and Other Distributions

Each dividend payable on a depositary share will be in an amount equal to 1/100th of the dividend authorized, declared and payable on the related share of the Series D Preferred Stock.

The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Series D Preferred Stock to the record holders of depositary shares relating to the underlying Preferred Stock in proportion to the number of depositary shares held by the holders. If we make a distribution other than in cash, rights, preferences, or privileges, the depositary will distribute any securities or property received by it to the record holders of depositary shares entitled to those distributions in proportion to the number of depositary shares held by such holders, unless it determines that the distribution cannot be made proportionally among those holders or that (after consultation with us) it is not feasible to make a distribution, in which case the depositary may, with our approval, adopt a method of distribution that it deems equitable and practicable, including the sale of the securities or property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they hold.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series D Preferred Stock.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges. The depositary may refuse to make any payment or distribution, or any transfer, exchange, or withdrawal of any depositary shares or the shares of the Series D Preferred Stock until such taxes or other governmental charges are paid.

Redemption of Depositary Shares

If we redeem the Series D Preferred Stock represented by the depositary shares, in whole or in part, as described above under “Description of the Series D Preferred Stock—Optional Redemption” and “Description of

the Series D Preferred Stock—Redemption upon a Regulatory Capital Treatment Event,” the depositary shares will be redeemed with the proceeds received by the depositary resulting from the redemption of the Series D Preferred Stock held by the depositary. The redemption price per depositary share will be equal to 1/100th of the redemption price per share payable with respect to the Series D Preferred Stock (or $1,000 per depositary share), plus any authorized, declared, and unpaid dividends, without accumulation of undeclared dividends, except in the case of a redemption pursuant to a regulatory capital treatment event.

Whenever we redeem shares of the Series D Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing those shares of the Series D Preferred Stock so redeemed. If fewer than all of the outstanding depositary shares are redeemed, the depositary will select the depositary shares to be redeemed pro rata or by lot. The depositary will mail or electronically deliver notice of redemption to record holders of the depositary shares not less than five and not more than 60 days prior to the date fixed for redemption of the Series D Preferred Stock and the related depositary shares.

Voting the Series D Preferred Stock

Because each depositary share represents a 1/100th interest in a share of the Series D Preferred Stock, holders of depositary shares will be entitled to 1/100th of a vote per depositary share under those limited circumstances in which holders of the Series D Preferred Stock are entitled to a vote, as described above in “Description of the Series D Preferred Stock—Voting Rights.”

When the depositary receives notice of any meeting at which the holders of the Series D Preferred Stock are entitled to vote, the depositary will mail or electronically deliver the information contained in the notice to the record holders of the depositary shares relating to the Series D Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series D Preferred Stock, may instruct the depositary to vote the amount of the Series D Preferred Stock represented by the holder’s depositary shares. Insofar as practicable, the depositary will vote the amount of the Series D Preferred Stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing proportional interests in the Series D Preferred Stock, it will not vote the amount of the Series D Preferred Stock represented by such depositary shares.

Form and Notices

The Series D Preferred Stock will be issued in registered form to the depositary, and the depositary shares will be issued in book-entry form through DTC, as described below in “Book-Entry Issuance.” The depositary will forward to the holders of depositary shares all reports, notices, and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the Series D Preferred Stock.

Preemptive and Conversion Rights

The holders of the depositary shares and the Series D Preferred Stock do not have any preemptive or conversion rights.

Listing

None.

Depositary, Dividend Disbursing Agent, Registrar and Redemption Agent

Broadridge Corporate Issuer Solutions, LLC will be the depositary, registrar, redemption agent, and dividend disbursing agent for the depositary shares.

DESCRIPTION OF BANCSHARES’ CAPITAL STOCK

As of the date of this prospectus supplement, we are authorized to issue a total of 54,000,000 shares of all classes of stock. Of the total number of authorized shares of stock, 32,000,000 shares are designated as Class A common stock, par value $1.00 per share, 2,000,000 shares are designated as Class B common stock, par value $1.00 per share, and 20,000,000 shares are designated as preferred stock, par value $0.01 per share. As of September 30, 2025, there were 11,613,444 shares of Class A common stock issued and outstanding, 1,005,185 shares of Class B common stock issued and outstanding, 345,000 shares of Series A Preferred Stock issued and outstanding, 325,000 shares of Series B Preferred Stock issued and outstanding, and 8,000,000 shares of Series C Preferred Stock issued and outstanding.

The following description of the terms of our capital stock is only a summary. For a complete description, we refer you to the DGCL, our certificate of incorporation (including the certificates of designation of the Series A Preferred Stock, the Series B Preferred Stock, and the Series C Preferred Stock) and our bylaws.

Preferred Stock

Our board of directors is authorized to issue shares of preferred stock from time to time, to create series thereof, to establish the number of shares to be included in each such series, and to fix the designations, powers, preferences, and the relative, participating, optional, or other rights of the shares of each series, and any qualifications, limitations, or restrictions thereon, all by its resolution. Without limiting the generality of the foregoing authority, our board of directors is authorized to fix and determine with respect to each separate series:

•

the designation of and the number of shares to constitute each series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by our board of directors unless otherwise provided by the board of directors;

•

the dividend rate (or method of determining such rate), if any; any conditions on which and times at which dividends are payable; any preferences over or relation which such dividends shall bear to the dividends payable on any other class or classes, or any other series, of capital stock, including the preferred stock; whether such dividends will be cumulative or non-cumulative; and whether the shares will be participating or nonparticipating with other shares with respect to dividends;

•

whether shares within a series will be redeemable (at the option of the corporation or the holders of such shares or both, or upon the happening of a specified event), and, if so, the redemption prices (or the method of determining such prices) and the conditions and times upon which redemption may take place and whether for cash, property, or rights, including securities of the corporation or of another corporation;

•	the terms and amount of any sinking, retirement, or purchase fund;

•

the conversion or exchange rights (at the option of the corporation or the holders of such shares or both, or upon the happening of a specified event), if any, including the conversion or exchange times, prices, rates, adjustments, and other terms of conversion or exchange;

•	the voting rights, if any, of the holders of shares of each series;

•	any restrictions on the issuance or reissuance of additional shares of the Preferred Stock;

•

the rights of the holders upon voluntary or involuntary liquidation, dissolution, or winding up of the affairs of BancShares; any preferences over any other class or classes, or any other series, of capital stock, including preferred stock; and whether the shares will be participating or nonparticipating with other shares with respect to distributions of BancShares’ assets upon liquidation, dissolution, or winding up of the affairs of BancShares;

•	any limitations or restrictions on transfer; and

•

such other powers, rights, and preferences, if any, for the benefit of the holders of, or other terms or limitations, qualifications or restrictions with respect to, the shares within that series as shall not be inconsistent with the provisions of our certificate of incorporation or applicable law.

The number, designations, powers, preferences, and the relative, participating, optional, or other rights of, and any qualifications, limitations, or restrictions on, shares within any one series may differ from those of shares within any other series. Except as may otherwise be provided in our certificate of incorporation, in a certificate of designation relating to a series of the preferred stock or by applicable law, holders of the preferred stock shall not be entitled to vote, separately or as a class, at or receive notice of any meeting of stockholders.

Series A Preferred Stock. Shares of our Series A Preferred Stock rank, with respect to the payment of dividends and distributions upon our liquidation, dissolution, or winding-up, (i) senior to our common stock and to any class or series of our capital stock we may issue in the future that is not expressly stated to be on parity with or senior to our Series A Preferred Stock: (ii) on parity with, or equally to, any class or series of our capital stock we have issued and may issue in the future that is expressly stated to be on parity with our Series A Preferred Stock, including our currently outstanding Series B Preferred Stock and Series C Preferred Stock; and (iii) junior to any class or series of our capital stock that we may issue in the future that is expressly stated to be senior to our Series A Preferred Stock (if the issuance is approved by the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock).

Holders of our Series A Preferred Stock do not have preemptive or subscription rights to acquire more of our capital stock. Our Series A Preferred Stock is not convertible into or exchangeable for our common stock or any other class or series of our capital stock or other securities.

We pay dividends on our Series A Preferred Stock only when, as, and if declared by our board of directors or a duly authorized committee of our board of directors. If declared, dividends accrue and are payable at a rate of 5.375% per annum. When, as, and if declared by our board of directors or a duly authorized committee of our board of directors, we pay cash dividends on Series A Preferred Stock quarterly, in arrears, on March 15, June 15, September 15, and December 15 of each year (each such date, a “Series A dividend payment date”). Upon payment of any dividends on our Series A Preferred Stock, holders of Series A depositary shares receive a proportionate payment.

Dividends on our Series A Preferred Stock are not cumulative. If our board of directors or a duly authorized committee of our board of directors does not declare a dividend on our Series A Preferred Stock in respect of a dividend period, then no dividend is deemed to have accrued for such dividend period, is payable on the applicable Series A dividend payment date, or is cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not our board of directors or a duly authorized committee of our board of directors declares a dividend on our Series A Preferred Stock for any future dividend period.

So long as any Series A Preferred Stock remains outstanding, unless full dividends for the most recently completed dividend period have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on all outstanding shares of our Series A Preferred Stock, we may not, subject to certain important exceptions:

•	declare, pay, or set aside for payment any dividend or distribution on any shares of capital stock ranking junior to our Series A Preferred Stock as to dividend or liquidation rights;

•

repurchase, redeem, or otherwise acquire for consideration, directly or indirectly, any shares of our capital stock ranking junior to our Series A Preferred Stock as to dividend or liquidation rights; or

•

repurchase, redeem, or otherwise acquire for consideration, directly or indirectly, any shares of our capital stock ranking on parity with our Series A Preferred Stock as to dividend or liquidation rights, including our Series B Preferred Stock and our Series C Preferred Stock.

Notwithstanding the foregoing, if dividends are not paid in full, or set aside for payment in full, upon the shares of our Series A Preferred Stock and any shares of capital stock ranking on a parity with our Series A Preferred Stock as to dividend rights (“Series A dividend parity stock”), dividends may be declared and paid upon shares of our Series A Preferred Stock and the Series A dividend parity stock pro rata in proportion to the respective amounts of undeclared and unpaid dividends on our Series A Preferred Stock and all parity stock payable on such Series A dividend payment date.

Subject to the foregoing, and not otherwise, dividends (payable in cash, stock, or otherwise) may be declared and paid on our common stock, and any other class or series of capital stock that ranks junior to our Series A Preferred Stock as to dividend and liquidation rights, from time to time out of any assets legally available for such payment, and the holders of our Series A Preferred Stock or Series A dividend parity stock will not be entitled to participate in any such dividend.

Our Series A Preferred Stock is perpetual and has no maturity date and is not subject to any mandatory redemption, sinking fund, or other similar provisions. The holders of our Series A Preferred Stock do not have any right to require the redemption or repurchase of their shares of our Series Preferred Stock. We may, at our option, redeem our Series A Preferred Stock (i) in whole or in part, from time to time, on any Series A dividend payment date, or (ii) in whole but not in part at any time within 90 days following a “regulatory capital treatment event,” in each case at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus the per share amount of any declared and unpaid dividends, without accumulation of any undeclared dividends, on our Series A Preferred Stock to, but excluding, the date fixed for redemption.

A “regulatory capital treatment event” for purposes of our Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock means the good faith determination by us that, as a result of any: (i) amendment to, or change in, the laws, rules, or regulations of the United States or any political subdivision of or in the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other appropriate federal bank regulatory agencies) that is enacted or becomes effective after the initial issuance of any share of our Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable; (ii) proposed change in those laws, rules, or regulations that is announced after the initial issuance of any share of our Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable; or (iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules, or regulations or policies with respect thereto that is announced or becomes effective after the initial issuance of any share of our Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable; there is more than an insubstantial risk that we will not be entitled to treat the full liquidation preference amount of our Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock, as applicable, then outstanding as additional Tier 1 capital (or its equivalent) for purposes of the capital adequacy rules or regulations of the Federal Reserve as then in effect and applicable, for as long as any share of our Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock, as applicable, is outstanding. “Appropriate federal banking agency” means the “appropriate federal banking agency” with respect to us as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

Under regulations currently applicable to us, we may not exercise our option to redeem any shares of preferred stock without obtaining the prior approval of the Federal Reserve. Under such regulations, unless the Federal Reserve authorizes us to do otherwise in writing, we may not redeem our Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock unless it is replaced with other Tier 1 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve that, following redemption, we will continue to hold capital commensurate with our risk.

Except as provided below and as determined by our board of directors or a duly authorized committee of our board of directors or as otherwise expressly required by law, the holders of our Series A Preferred Stock have no voting rights.

If dividends on any shares of the Series A Preferred Stock or any special voting preferred stock have not been declared and paid for an aggregate amount equal to the amount of dividends payable on the Series A Preferred Stock as contemplated herein for any dividend periods that, in the aggregate, equal 18 months, whether or not for consecutive dividend periods (which we refer to as a “Nonpayment Event”), the holders of the Series A Preferred Stock, voting together as a class with holders of any special voting preferred stock then outstanding, will be entitled to vote (based on respective liquidation preferences) for the election of a total of two additional members of our board of directors. These voting rights will continue until full dividends have been paid (or declared and a sum sufficient for the payment of such dividends has been set aside for payment) on the Series A Preferred Stock and such special voting preferred stock for dividend periods that in the aggregate equal at least 12 consecutive months following the Nonpayment Event.

So long as any shares of our Series A Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by law or our certificate of incorporation, the affirmative vote or consent of the holders of at least two-thirds of all of the then-outstanding shares of our Series A Preferred Stock entitled to vote thereon, voting separately as a single class, is required to:

•

authorize, create, issue, or increase the authorized amount of any class or series of our capital stock ranking senior to our Series A Preferred Stock with respect to payment of dividends or as to distributions upon our liquidation, dissolution, or winding-up, or issue any obligation or security convertible into or exchangeable for, or evidencing the right to purchase, any such class or series of our capital stock;

•

amend, alter, or repeal the provisions of our certificate of incorporation, including the Series A certificate of designation, whether by merger, consolidation, or otherwise, so as to materially and adversely affect the special powers, preferences, privileges, or rights of our Series A Preferred Stock, taken as a whole; or

•

consolidate with or merge into any other corporation, complete a binding share exchange or reclassification involving our Series A Preferred Stock, or complete the sale, conveyance, exchange, or transfer of all or substantially all of our assets or business or consolidate with or merge into any other corporation, unless, in each case, the shares of our Series A Preferred Stock (i) remain outstanding or (ii) are converted into or exchanged for preference securities of the surviving entity or any entity controlling such surviving entity and such new preference securities have powers, preferences, privileges, and rights that are not materially less favorable to the holders thereof than the powers, preferences, privileges, and rights of our Series A Preferred Stock, taken as a whole.

When determining the application of the voting rights described above, the authorization, creation, and issuance, or an increase in the authorized or issued amount, of junior stock or any class or series of capital stock that by its terms expressly provides that it ranks on parity with our Series A Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and as to distributions upon our liquidation, dissolution, or winding-up, or any securities convertible into or exchangeable or exercisable for junior stock or any class or series of capital stock, will not be deemed to materially and adversely affect the special powers, preferences, privileges, or rights, and will not require the affirmative vote or consent of, the holders of any outstanding shares of our Series A Preferred Stock.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required, all outstanding shares of our Series A Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of our Series A Preferred Stock to effect such redemption.

Series B Preferred Stock. Shares of our Series B Preferred Stock rank, with respect to the payment of dividends and distributions upon our liquidation, dissolution, or winding-up: (i) senior to our common stock and to any class or series of our capital stock we may issue in the future that is not expressly stated to be on parity with or senior to our Series B Preferred Stock; (ii) on parity with, or equally to, any class or series of our capital stock we have issued and may issue in the future that is expressly stated to be on parity with our Series B

Preferred Stock, including our currently outstanding Series A Preferred Stock and Series C preferred stock; and (iii) junior to any class or series of our capital stock that we may issue in the future that is expressly stated to be senior to our Series B Preferred Stock (if the issuance is approved by the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock).

Holders of our Series B Preferred Stock do not have preemptive or subscription rights to acquire more of our capital stock. Our Series B Preferred Stock is not convertible into or exchangeable for our common stock or any other class or series of our capital stock or other securities.

We pay dividends on our Series B Preferred Stock only when, as, and if declared by our board of directors or a duly authorized committee of our board of directors. If declared, dividends accrue and are payable at a rate of three-month SOFR plus a spread of 3.972% per annum. When, as, and if declared by our board of directors or a duly authorized committee of our board of directors, we pay cash dividends on Series B Preferred Stock quarterly, in arrears, on March 15, June 15, September 15, and December 15 of each year (each such date, a “Series B dividend payment date”) Dividends on our Series B Preferred Stock are not cumulative. If our board of directors or a duly authorized committee of our board of directors does not declare a dividend on our Series B Preferred Stock in respect of a dividend period, then no dividend is deemed to have accrued for such dividend period, be payable on the applicable Series B dividend payment date, or is cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not our board of directors or a duly authorized committee of our board of directors declares a dividend on our Series B Preferred Stock for any future dividend period. So long as any Series B Preferred Stock remains outstanding, unless full dividends for the most recently completed dividend period have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on all outstanding shares of our Series B Preferred Stock, we may not, subject to certain important exceptions:

•	declare, pay, or set aside for payment any dividend or distribution on any shares of capital stock ranking junior to our Series B Preferred Stock as to dividend or liquidation rights;

•

repurchase, redeem, or otherwise acquire for consideration, directly or indirectly, any shares of our capital stock ranking junior to our Series B Preferred Stock as to dividend or liquidation rights; or

•

repurchase, redeem, or otherwise acquire for consideration, directly or indirectly, any shares of our capital stock ranking on parity with our Series B Preferred Stock as to dividend or liquidation rights, including our Series A Preferred Stock and Series B Preferred Stock.

Notwithstanding the foregoing, if dividends are not paid in full, or set aside for payment in full, upon the shares of our Series B Preferred Stock and any shares of capital stock ranking on a parity with our Series B Preferred Stock as to dividend rights (“Series B dividend parity stock”), dividends may be declared and paid upon shares of our Series B Preferred Stock and the Series B dividend parity stock pro rata in proportion to the respective amounts of undeclared and unpaid dividends on our Series B Preferred Stock and all parity stock payable on such Series B dividend payment date.

Subject to the foregoing, and not otherwise, dividends (payable in cash, stock, or otherwise) may be declared and paid on our common stock, and any other class or series of capital stock that ranks junior to our Series B Preferred Stock as to dividend and liquidation rights, from time to time out of any assets legally available for such payment, and the holders of our Series B Preferred Stock or Series B dividend parity stock will not be entitled to participate in any such dividend.

Our Series B Preferred Stock is perpetual and has no maturity date and is not subject to any mandatory redemption, sinking fund, or other similar provisions. The holders of our Series B Preferred Stock do not have any right to require the redemption or repurchase of their shares of our Series B Preferred Stock.

We may, at our option, redeem our Series B Preferred Stock (i) in whole or in part, from time to time, on any Series B dividend payment date on or after January 4, 2027, or (ii) in whole but not in part at any time within

90 days following a regulatory capital treatment event, in each case at a redemption price equal to $1,000 per share, plus the per share amount of any declared and unpaid dividends, without accumulation of any undeclared dividends, on our Series B Preferred Stock to, but excluding, the date fixed for redemption.

Except as provided below and as determined by our board of directors or a duly authorized committee of our board of directors or as otherwise expressly required by law, the holders of our Series B Preferred Stock have no voting rights.

Upon a Nonpayment Event, the holders of the Series B Preferred Stock, voting together as a class with holders of any special voting preferred stock then outstanding, will be entitled to vote (based on respective liquidation preferences) for the election of a total of two additional members of our board of directors. These voting rights will continue until full dividends have been paid (or declared and a sum sufficient for the payment of such dividends has been set aside for payment) on the Series B Preferred Stock and such special voting preferred stock for dividend periods that in the aggregate equal at least 12 consecutive months following the Nonpayment Event.

So long as any shares of our Series B Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by law or our certificate of incorporation, the affirmative vote or consent of the holders of at least two-thirds of all of the then-outstanding shares of our Series B Preferred Stock entitled to vote thereon, voting separately as a single class, is required to:

•

authorize, create, issue, or increase the authorized amount of any class or series of our capital stock ranking senior to our Series B Preferred Stock with respect to payment of dividends or as to distributions upon our liquidation, dissolution, or winding-up, or issue any obligation or security convertible into or exchangeable for, or evidencing the right to purchase, any such class or series of our capital stock;

•

amend, alter, or repeal the provisions of our certificate of incorporation, including the certificate of designation, whether by merger, consolidation, or otherwise, so as to materially and adversely affect the special powers, preferences, privileges, or rights of our Series B Preferred Stock, taken as a whole; or

•

consolidate with or merge into any other corporation, complete a binding share exchange or reclassification involving our Series B Preferred Stock, or complete the sale, conveyance, exchange, or transfer of all or substantially all of our assets or business or consolidate with or merge into any other corporation, unless, in each case, the shares of our Series B Preferred Stock (i) remain outstanding or (ii) are converted into or exchanged for preference securities of the surviving entity or any entity controlling such surviving entity and such new preference securities have powers, preferences, privileges, and rights that are not materially less favorable to the holders thereof than the powers, preferences, privileges, and rights of our Series B Preferred Stock, taken as a whole.

When determining the application of the voting rights described above, the authorization, creation, and issuance, or an increase in the authorized or issued amount, of junior stock or any class or series of capital stock that by its terms expressly provides that it ranks on parity with our Series B Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and as to distributions upon our liquidation, dissolution, or winding-up, or any securities convertible into or exchangeable or exercisable for junior stock or any class or series of capital stock, will not be deemed to materially and adversely affect the special powers, preferences, privileges, or rights, and will not require the affirmative vote or consent of, the holders of any outstanding shares of our Series B Preferred Stock.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required, all outstanding shares of our Series B Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of our Series B Preferred Stock to effect such redemption.

Series C Preferred Stock. Shares of our Series C Preferred Stock rank, with respect to the payment of dividends and distributions upon our liquidation, dissolution, or winding-up: (i) senior to our common stock and to any class or series of our capital stock we may issue in the future that is not expressly stated to be on parity with or senior to our Series C Preferred Stock; (ii) on parity with, or equally to, any class or series of our capital stock we have issued and may issue in the future that is expressly stated to be on parity with our Series C Preferred Stock, including our currently outstanding Series A Preferred Stock and Series B preferred stock; and (iii) junior to any class or series of our capital stock that we may issue in the future that is expressly stated to be senior to our Series C Preferred Stock (if the issuance is approved by the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock).

Holders of our Series C Preferred Stock do not have preemptive or subscription rights to acquire more of our capital stock. Our Series C Preferred Stock is not convertible into or exchangeable for our common stock or any other class or series of our capital stock or other securities.

We pay dividends on our Series C Preferred Stock only when, as, and if declared by our board of directors or a duly authorized committee of our board of directors. If declared, dividends accrue and are payable at a rate of 5.625% per annum. When, as, and if declared by our board of directors or a duly authorized committee of our board of directors, we pay cash dividends on Series C Preferred Stock quarterly, in arrears, on March 15, June 15, September 15, and December 15 of each year (each such date, a “Series C dividend payment date”) Dividends on our Series C Preferred Stock are not cumulative. If our board of directors or a duly authorized committee of our board of directors does not declare a dividend on our Series C Preferred Stock in respect of a dividend period, then no dividend is deemed to have accrued for such dividend period, be payable on the applicable Series C dividend payment date, or is cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not our board of directors or a duly authorized committee of our board of directors declares a dividend on our Series C Preferred Stock for any future dividend period. So long as any Series C Preferred Stock remains outstanding, unless full dividends for the most recently completed dividend period have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on all outstanding shares of our Series C Preferred Stock, we may not, subject to certain important exceptions:

•	declare, pay, or set aside for payment any dividend or distribution on any shares of capital stock ranking junior to our Series C Preferred Stock as to dividend or liquidation rights;

•

repurchase, redeem, or otherwise acquire for consideration, directly or indirectly, any shares of our capital stock ranking junior to our Series C Preferred Stock as to dividend or liquidation rights; or

•

repurchase, redeem, or otherwise acquire for consideration, directly or indirectly, any shares of our capital stock ranking on parity with our Series C Preferred Stock as to dividend or liquidation rights, including our Series A Preferred Stock and Series B Preferred Stock.

Notwithstanding the foregoing, if dividends are not paid in full, or set aside for payment in full, upon the shares of our Series C Preferred Stock and any shares of capital stock ranking on a parity with our Series C Preferred Stock as to dividend rights (“Series C dividend parity stock”), dividends may be declared and paid upon shares of our Series C Preferred Stock and the Series C dividend parity stock pro rata in proportion to the respective amounts of undeclared and unpaid dividends on our Series C Preferred Stock and all parity stock payable on such Series C dividend payment date.

Subject to the foregoing, and not otherwise, dividends (payable in cash, stock, or otherwise) may be declared and paid on our common stock, and any other class or series of capital stock that ranks junior to our Series C Preferred Stock as to dividend and liquidation rights, from time to time out of any assets legally available for such payment, and the holders of our Series C Preferred Stock or Series C dividend parity stock will not be entitled to participate in any such dividend.

Our Series C Preferred Stock is perpetual and has no maturity date and is not subject to any mandatory redemption, sinking fund, or other similar provisions. The holders of our Series C Preferred Stock do not have any right to require the redemption or repurchase of their shares of our Series C Preferred Stock.

We may, at our option, redeem our Series C Preferred Stock (i) in whole or in part, from time to time, on any Series C dividend payment date on or after January 4, 2027, or (ii) in whole but not in part at any time within 90 days following a regulatory capital treatment event, in each case at a redemption price equal to $25 per share, plus the per share amount of any declared and unpaid dividends, without accumulation of any undeclared dividends, on our Series C Preferred Stock to, but excluding, the date fixed for redemption.

Except as provided below and as determined by our board of directors or a duly authorized committee of our board of directors or as otherwise expressly required by law, the holders of our Series C Preferred Stock have no voting rights.

Upon a Nonpayment Event, the holders of the Series C Preferred Stock, voting together as a class with holders of any special voting preferred stock then outstanding, will be entitled to vote (based on respective liquidation preferences) for the election of a total of two additional members of our board of directors. These voting rights will continue until full dividends have been paid (or declared and a sum sufficient for the payment of such dividends has been set aside for payment) on the Series C Preferred Stock and such special voting preferred stock for dividend periods that in the aggregate equal at least 12 consecutive months following the Nonpayment Event.

So long as any shares of our Series C Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by law or our certificate of incorporation, the affirmative vote or consent of the holders of at least two-thirds of all of the then-outstanding shares of our Series C Preferred Stock entitled to vote thereon, voting separately as a single class, is required to:

•

authorize, create, issue, or increase the authorized amount of any class or series of our capital stock ranking senior to our Series C Preferred Stock with respect to payment of dividends or as to distributions upon our liquidation, dissolution, or winding-up, or issue any obligation or security convertible into or exchangeable for, or evidencing the right to purchase, any such class or series of our capital stock;

•

amend, alter, or repeal the provisions of our certificate of incorporation, including the certificate of designation, whether by merger, consolidation, or otherwise, so as to materially and adversely affect the special powers, preferences, privileges, or rights of our Series C Preferred Stock, taken as a whole; or

•

consolidate with or merge into any other corporation, complete a binding share exchange or reclassification involving our Series C Preferred Stock, or complete the sale, conveyance, exchange, or transfer of all or substantially all of our assets or business or consolidate with or merge into any other corporation, unless, in each case, the shares of our Series C Preferred Stock (i) remain outstanding or (ii) are converted into or exchanged for preference securities of the surviving entity or any entity controlling such surviving entity and such new preference securities have powers, preferences, privileges, and rights that are not materially less favorable to the holders thereof than the powers, preferences, privileges, and rights of our Series C Preferred Stock, taken as a whole.

When determining the application of the voting rights described above, the authorization, creation, and issuance, or an increase in the authorized or issued amount, of junior stock or any class or series of capital stock that by its terms expressly provides that it ranks on parity with our Series C Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and as to distributions upon our liquidation, dissolution, or winding-up, or any securities convertible into or exchangeable or exercisable for junior stock or any class or series of capital stock, will not be deemed to materially and adversely affect the special powers, preferences, privileges, or rights, and will not require the affirmative vote or consent of, the holders of any outstanding shares of our Series C Preferred Stock.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required, all outstanding shares of our Series C Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of our Series C Preferred Stock to effect such redemption.

Common Stock

Voting Rights. Except as otherwise provided by law, each holder of our Class A common stock has one vote per share and each holder of our Class B common stock has 16 votes per share on all matters voted upon by stockholders. Except as provided from time to time in our certificate of incorporation with respect to another class of shares, or in a certificate of designation relating to a series of our preferred stock, or by applicable law, the holders of shares of our Class A common stock and Class B common stock have the exclusive right to vote for the election of our directors and for all other purposes. In the election of our directors, cumulative voting is not available to stockholders.

Dividends and Other Distributions. Except as may be provided from time to time in a certificate of designation relating to a series of our preferred stock, or by applicable law, dividends, spin-offs, distributions-in-kind, and all other like and similar benefits and transactions are paid or distributed on our Class A common stock and Class B common stock as and when declared from time to time by our board of directors from funds legally available; provided, however, that dividends, spin-offs, distributions-in-kind, and all other like and similar benefits and transactions must be the same for each issued and outstanding share of our Class A common stock and Class B common stock as of the record date.

Liquidation. As to the distribution of our assets in the event of liquidation, any amounts available, after the satisfaction of all corporate liabilities, and subject to the rights of any outstanding shares of preferred stock, must be distributed between the outstanding Class A common stock and Class B common stock pro rata, based upon the combined number of shares issued and outstanding of our Class A common stock and Class B common stock.

Absence of Other Rights. Our common stockholders have no preemptive rights to purchase shares of common stock or other securities. The issued and outstanding shares of our common stock are not subject to any redemption or sinking fund provisions and are not convertible into any other shares of our capital stock.

Transfer Agent. Broadridge Corporate Issuer Solutions, LLC is the transfer agent for our Class A common stock and Class B common stock.

Stock exchange listing. Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “FCNCA.” Our Class B common stock is traded on the over-the-counter market and quoted on the OTC Pink Market under the symbol “FCNCB.”

BOOK-ENTRY ISSUANCE

DTC will act as securities depositary for all of the depositary shares. We will issue the depositary shares only as fully registered securities registered in the name of Cede & Co. (DTC’s nominee). We will issue and deposit with DTC one or more fully registered global certificates representing, in the aggregate, the total number of depositary shares to be sold in this offering.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC. Access to the DTC system is also available to others, referred to as indirect participants, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry transfers between their accounts. Clearstream provides its participants with, among other things, services for safekeeping, administration, clearance, and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations, and other organizations. Clearstream’s participants in the U.S. are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised us that it was created to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. under contract with Euroclear plc, a U.K. corporation. Euroclear participants include banks, including central banks, securities brokers and dealers, and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Purchases of depositary shares within the DTC system must be made by or through direct participants, who will receive a credit for the depositary shares on DTC’s records. The ownership interest of each actual purchaser of each depositary share is in turn to be recorded on the direct and indirect participants’ records. DTC will not send written confirmation to beneficial owners of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased depositary shares. Transfers of ownership interests in the depositary shares are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the depositary shares, unless the book-entry system for the depositary shares is discontinued. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.

DTC has no knowledge of the actual beneficial owners of the depositary shares. DTC’s records reflect only the identity of the direct participants to whose accounts the depositary shares are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners and the voting rights of direct participants, indirect participants and beneficial owners, subject to any statutory or regulatory requirements as is in effect from time to time, will be governed by arrangements among them.

We will send redemption notices to Cede & Co. as the registered holder of the depositary shares. If less than all of the depositary shares are redeemed, DTC’s current practice is to determine by lot the amount of the interest of each direct participant to be redeemed.

Although voting on the depositary shares is limited to the holders of record of the depositary shares, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote on the depositary shares. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to direct participants for whose accounts the depositary shares are credited on the record date (identified in a listing attached to the omnibus proxy).

We will make distribution payments on the depositary shares to DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on the payment date. Standing instructions and customary practices will govern payments from participants to beneficial owners. Subject to any statutory or regulatory requirements, participants, and neither DTC nor we, will be responsible for the payment. We and any paying agent will be responsible for payment of distributions to DTC. Direct and indirect participants are responsible for the disbursement of the payments to the beneficial owners.

DTC may discontinue providing its services as securities depositary on any of the depositary shares at any time by giving reasonable notice to us. If a successor securities depositary is not obtained, final depositary shares certificates must be printed and delivered. We may at our option decide to discontinue the use of the system of book-entry transfers through DTC (or a successor depositary). In this case, final certificates for the depositary shares will be printed and delivered.

The information in this section, including any description of the operations and procedures of DTC, Clearstream, and Euroclear, has been provided solely as a matter of convenience. We do not take any responsibility for the accuracy of this information, and this information is not intended to serve as a representation, warranty, or contract modification of any kind. The operations and procedures of DTC, Clearstream, and Euroclear are solely within the control of such settlement systems and are subject to changes by them. We have no responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus supplement or under the rules and procedures governing their respective operations. We urge investors to contact such systems or their participants directly to discuss these matters.

“Beneficial owner” refers to the ownership interest of each actual purchaser of each depositary share.

“Direct participants” refers to securities brokers and dealers, banks, trust companies, clearing corporations, and other organizations who, with the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc., own DTC. Purchases of depositary shares within the DTC system must be made by or through direct participants who will receive a credit for the depositary shares on DTC’s records.

“Indirect participants” refers to others, like securities brokers and dealers, banks, and trust companies, that clear through or maintain custodial relationships with direct participants, either directly or indirectly, and who also have access to the DTC system.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of the material U.S. federal income tax consequences applicable to U.S. holders and non-U.S. holders (each as defined below) relevant to the purchase, ownership and disposition of the depositary shares acquired pursuant to this offering. The following summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Department of the Treasury (the “Treasury”) regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, each as in effect as of the date hereof. These authorities are subject to change or differing interpretations, possibly with retroactive effect, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth herein.

This summary is for general information only and does not address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of that investor’s individual circumstances, nor does it address the effects of any state, local or non-U.S. tax laws, any tax treaty or any U.S. federal estate, gift, generation-skipping transfer or alternative minimum tax considerations. This summary is limited to taxpayers who will hold the depositary shares as “capital assets” within the meaning of Section 1221 of the Code, and it does not purport to be applicable to special classes of investors including, but not limited to, tax-exempt organizations, insurance companies, banks or other financial institutions, grantor trusts, partnerships or other entities classified as partnerships for U.S. federal income tax purposes (and investors therein), subchapter S corporations, retirement plans, individual retirement accounts or other tax-deferred accounts, controlled foreign corporations, dealers in securities or currencies, regulated investment companies, real estate investment trusts, passive foreign investment companies for U.S. federal income tax purposes, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, U.S. expatriates, persons liable for the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, and persons that will hold the depositary shares as a position in a hedging transaction, “straddle,” “conversion,” “wash sale,” “constructive sale,” “integrated transaction” for U.S. federal income tax purposes or other risk reduction transaction. This summary does not address the tax considerations that may be relevant to subsequent purchasers of the depositary shares and does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 nor any considerations with respect to any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the Treasury regulations promulgated thereunder and any intergovernmental agreements entered in connection therewith and any laws, regulations or practices adopted in connection with any such agreement).

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) holds the depositary shares, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner and the partnership holding the depositary shares should consult their tax advisors regarding the tax considerations of acquiring, holding and disposing of the depositary shares.

We have not sought and will not seek any ruling from the IRS with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will agree with such statements and conclusions.

The remainder of this discussion assumes that beneficial owners of the depositary shares will be treated as owners of the underlying Preferred Stock for U.S. federal income tax purposes.

THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEPOSITARY SHARES. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX AND OTHER FEDERAL TAX CONSEQUENCES TO THEM OF PURCHASING, OWNING AND DISPOSING OF THE DEPOSITARY SHARES, AS WELL AS THE APPLICATION AND EFFECT OF STATE, LOCAL AND NON-U.S. TAX LAWS OR ANY TAX TREATY

U.S. Holders

As used in this discussion, the term “U.S. holder” means a beneficial owner of the depositary shares that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Distributions. Distributions with respect to the depositary shares will be taxable as dividend income to the extent paid out of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to the depositary shares exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the U.S. holder’s adjusted tax basis in such depositary shares, and thereafter as capital gain.

Distributions with respect to the depositary shares taxable as dividends for U.S. federal income tax purposes paid to a corporate U.S. holder owning less than 20% of our stock (by vote and value) generally will qualify for a 50% dividends-received deduction. However, a corporate U.S. holder may not be entitled to take the 50% dividends-received deduction in all circumstances, and, even if it is so entitled, may be subject to special rules in respect of its ownership of the depositary shares. Corporate U.S. holders should consult their tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the dividends-received deduction and with respect to the possible application of the extraordinary dividend provisions of the U.S. federal income tax law to their ownership or disposition of the depositary shares in their particular circumstances.

Distributions with respect to the depositary shares taxable as dividends for U.S. federal income tax purposes paid to a non-corporate U.S. holder will generally represent “qualified dividend income.” Qualified dividend income is taxable at preferential rates applicable to long-term capital gains, provided that certain holding period requirements are met and certain other conditions are satisfied.

Sale, Exchange, or Certain Other Taxable Dispositions of the Depositary Shares. A U.S. holder will generally recognize capital gain or loss on a sale or exchange or other taxable disposition (other than certain redemptions described under the caption “-Redemptions of the Depositary Shares” below) of the depositary shares equal to the difference, if any, between the amount realized upon the sale or exchange and such U.S. holder’s adjusted tax basis in the depositary shares sold or exchanged. A U.S. holder’s tax basis in a depositary share will generally equal the amount such holder paid for the depositary share. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the depositary shares sold or exchanged is more than one year. Long-term capital gains of non-corporate taxpayers are generally taxed at preferential rates. The deductibility of capital losses is subject to limitations.

Redemptions of the Depositary Shares. The tax treatment accorded to any redemption by us of our depositary shares from a U.S. holder can only be determined on the basis of the particular facts as to each U.S. holder of our depositary shares at the time of redemption.

In general, upon a redemption of our depositary shares, a U.S. holder of our depositary shares will recognize capital gain or loss measured by the difference between the amount received by the U.S. holder for such depositary shares upon the redemption and such U.S. holder’s adjusted tax basis in the depositary shares redeemed if such redemption is considered:

•	to result in a complete termination of the U.S. holder’s stock interest in us;

•	to be substantially disproportionate with respect to the U.S. holder;

•	to not be essentially equivalent to a dividend with respect to the U.S. holder; or

•	to be a redemption of stock held by a stockholder who is not a corporation and where such redemption results in our partial liquidation.

In applying these tests, there must be taken into account not only the depositary shares being redeemed, but also such U.S. holder’s ownership of other classes and series of our capital stock and any options (including stock purchase rights) to acquire any of the foregoing. A U.S. holder of our depositary shares also must take into account any such securities (including options) which are considered to be owned by such U.S. holder by reason of the constructive ownership rules set forth in Section 318 of the Code.

If the redemption does not meet any of the tests described above, then the redemption proceeds received from our depositary shares will be treated as a distribution on our shares and will be taxable as described under the caption “-Distributions” above. If a redemption of the depositary shares is treated as a distribution that is taxable as a dividend, U.S. holders are urged to consult their own tax advisors regarding the allocation of their tax basis in the redeemed and remaining depositary shares.

Information Reporting and Backup Withholding. Information returns will generally be filed with the IRS in connection with the payment of dividends or other taxable distributions on the depositary shares to non-corporate U.S. holders and certain payments of proceeds to U.S. holders on the sale, exchange or redemption of the depositary shares. Additionally, such payments may be subject to backup withholding (currently, at a rate of 24%) unless such U.S. holder (a) comes within certain exempt categories and, when required, demonstrates this fact in the manner required, or (b) within a reasonable period of time, provides a correct taxpayer identification number, certifies that it is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules from a payment to a U.S. holder is allowable as a credit against such holder’s U.S. federal income tax, which may entitle the U.S. holder to a refund, provided that the U.S. holder provides the required information to the IRS in a timely manner.

Non-U.S. Holders

As used in this discussion, the term “non-U.S. holder” means a beneficial owner of the depositary shares, other than a U.S. holder (as defined above) or an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes.

Dividends. Distributions with respect to the depositary shares taxable as dividends for U.S. federal income tax purposes paid to a non-U.S. holder generally will be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, unless such dividends are effectively connected with the conduct of a trade or business of the non-U.S. holder within the United States (and, if required by an applicable tax treaty, are attributable to a permanent establishment of the non-U.S. holder in the United States). In order to claim the benefits of an applicable income tax treaty, a non-U.S. holder generally must furnish us or other payor, as applicable, with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable IRS Form W-8) before the distribution date. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.

Dividends paid to a non-U.S. holder that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable tax treaty, are attributable to a permanent establishment of the non-U.S. holder in the United States) generally are not subject to U.S. federal withholding tax, provided that the non-U.S. holder furnishes us or other payor, as applicable, with a properly executed IRS Form W-8ECI before the distribution date. Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis at the graduated U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as specified by an applicable income tax treaty, subject to certain adjustments.

A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an applicable income tax treaty may file a U.S. income tax return with the IRS to obtain a refund of any excess amounts withheld.

Sale, Exchange, or Certain Other Taxable Dispositions of the Depositary Shares. Subject to the discussion below under “-Information Reporting and Backup Withholding,” a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding on gain realized on the sale, exchange or other taxable disposition of the depositary shares so long as:

•

the gain is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and if required by an applicable tax treaty, the gain is not attributable to a permanent establishment maintained by such non-U.S. holder in the United States);

•

in the case of a nonresident alien individual, such non-U.S. holder is not present in the United States for 183 or more days in the taxable year of the sale or disposition (and certain other conditions are met); and

•

we are not a “U.S. real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes and were not a USRPHC at any time within the shorter of the five-year period preceding the disposition or the period that the non-U.S. holder held the depositary shares. We do not believe that we currently are a USRPHC or that we will become one in the future.

Gain described in the first bullet point above will be subject to U.S. federal income tax on a net income basis at the regular, graduated U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person. A non-U.S. holder that is a corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as specified by an applicable income tax treaty of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.

Gain described in the second bullet point above will be subject to a flat 30% tax on the gain derived from the disposition (or such lower rate as may be specified by an applicable income tax treaty), which may be offset by U.S.-source capital losses, if any, for the taxable year, provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

As discussed above under “U.S. Holders-Redemptions of the Depositary Shares,” an amount paid to a holder of depositary shares in connection with a redemption of the depositary shares may, under certain circumstances, be treated as a dividend. In that case, the payment would be subject to the rules for dividends described above under “-Dividends.”

Information Reporting and Backup Withholding. Payment of dividends and the tax withheld with respect thereto are subject to information reporting requirements. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty or withholding was not required because the dividends were effectively connected with a trade or business in the United States conducted by the non-U.S. holder. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides.

U.S. backup withholding (currently, at a rate of 24%) will generally apply on payment of dividends to a non-U.S. holder unless such non-U.S. holder furnishes to the payor a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable IRS Form W-8) or otherwise establishes an exemption.

Payment by a U.S. office of a broker of the proceeds of a sale of the depositary shares by a non-U.S. holder is subject to both backup withholding and information reporting unless the non-U.S. holder provides a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable IRS Form W-8) certifying its non-U.S. status or otherwise establishes an exemption. The payment of proceeds from the disposition of depositary shares by a non-U.S. holder effected at a non-U.S. office of a U.S. broker or a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting (but not backup withholding) unless the non-U.S. holder provides a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable IRS Form W-8) certifying the non-U.S. holder’s non-U.S. status or by otherwise establishing an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that the recipient is a U.S. person.

Backup withholding is not an additional tax. Any amounts withheld from a payment to a non-U.S. holder under the backup withholding rules will be allowed as a credit against that holder’s U.S. federal income tax liability (if any) and may entitle the holder to a refund, provided that the holder furnishes the required information to the IRS. Prospective investors should consult their own tax advisors regarding the application of these rules to their particular circumstances.

CERTAIN ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on employee benefit plans subject to Title I of ERISA and on entities that are deemed to hold the assets of such plans (“ERISA Plans”), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Code, prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (IRAs), collective investment funds, pooled separate accounts or other arrangements deemed to hold the assets of such plans (together with ERISA Plans, “Plans”)) and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

Any Plan fiduciary that proposes to cause a Plan to purchase depositary shares should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such purchase will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA or the Code.

Non-U.S. plans, governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) (collectively, “Additional Plans”), while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to other federal, state, local or foreign laws or regulations that are substantially similar to the foregoing provisions of ERISA and the Code (“Similar Law”). Fiduciaries of any such Additional Plans should consult with their counsel before purchasing the depositary shares to determine the need for, and the availability of, any exemptive relief under any Similar Law.

Each purchaser of depositary shares will be deemed to have represented and agreed that (i) either (A) it is not a Plan or Additional Plan and is not purchasing or holding the depository shares with “plan assets” of any Plan or Additional Plan subject to Similar Laws; or (B) its purchase and holding of the depositary shares is not a non-exempt prohibited transaction under ERISA or the Code and is otherwise permissible under all applicable Similar Laws and neither BancShares nor any of our affiliates is a “fiduciary” within the meaning of Section 3(21) of ERISA or Section 4975 of the Code or, with respect to a Plan or Additional Plan not subject to ERISA or Section 4975 of the Code, under any applicable Similar Law, with respect to the purchaser in connection with such person’s acquisition, holding or disposition of the depositary shares, or as a result of the exercise by BancShares or any of our affiliates of any rights in connection with the depositary shares; and (ii) it will not sell or otherwise transfer the depositary shares or any interest therein otherwise than to a purchaser or transferee that is deemed to make these same representations, warranties and agreements with respect to its purchase of such depositary shares.

This discussion is based on ERISA, the Code, and other applicable authorities, each as in effect as of the date hereof. These authorities are subject to differing interpretations and may change (possibly with retroactive effect), and any such change could affect the accuracy of the statements and conclusions set forth herein.

THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL ERISA, CODE AND SIMILAR LAW

CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEPOSITARY SHARES. EACH PURCHASER OF THE DEPOSITORY SHARES HAS EXCLUSIVE RESPONSIBILITY FOR ENSURING THAT ITS PURCHASE, HOLDING AND SUBSEQUENT DISPOSITION OF THE DEPOSITORY SHARES DOES NOT VIOLATE THE FIDUCIARY OR PROHIBITED TRANSACTION RULES OF ERISA, THE CODE OR ANY APPLICABLE SIMILAR LAWS. THE SALE OF THE DEPOSITORY SHARES TO ANY PLAN OR ANY ADDITIONAL PLAN SUBJECT TO SIMILAR LAWS IS IN NO RESPECT A REPRESENTATION BY US OR ANY OF OUR AFFILIATES OR REPRESENTATIVES THAT SUCH AN INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT SUCH AN INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

UNDERWRITING

BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of depositary shares set forth opposite its name below.

Underwriter	Number of Depositary Shares
BofA Securities, Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC

Total

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the depositary shares offered by this prospectus supplement and the accompanying prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters reserve the right to withdraw, cancel, or modify offers to the public and to reject orders in whole or in part. The underwriters are obligated to take and pay for all of the depositary shares offered by this prospectus supplement and the accompanying prospectus if any shares are taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed for a period from the date of this prospectus supplement through, and including, the date that is 30 days after the date of this prospectus supplement, that we will not, without the prior written consent of the representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise transfer or dispose of, the depositary shares or any securities that are substantially similar to the depositary shares, whether owned as of the date of this prospectus supplement or hereafter acquired or with respect to which such person has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the depositary shares or such other securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any depositary shares or such other securities, in cash or otherwise.

The underwriters propose to offer some of the depositary shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer some of the depositary shares to dealers at the public offering price less a concession not to exceed      per depositary share. In addition, the underwriters may allow, and those selected dealers may re-allow, a concession not to exceed      per depositary share to certain other dealers. After the initial offering of the depositary shares to the public, the representatives may change the public offering price, concession and discount.

The following table shows the per share and total public offering price, underwriting discount, and proceeds before expenses to us.

	Per Depositary Share	Total
Public offering price	$	$
Underwriting discount paid by us	$	$
Proceeds, before expenses, to us	$	$

Prior to this offering, there has been no public market for the depositary shares. We do not expect that there will be any separate public trading market for the shares of the Series D Preferred Stock except as represented by the depositary shares. We do not intend to apply for the listing of the depositary shares on any securities exchange or for inclusion of the depositary shares in any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the depositary shares. However, they are not obligated to do so and may discontinue any market making in the depositary shares at any time in their sole discretion. Therefore, we cannot assure you that a liquid trading market for the depositary shares will develop, that you will be able to sell your depositary shares at a particular time or that the price you receive when you sell will be favorable.

To facilitate the offering of the depositary shares, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of the depositary shares. Specifically, the underwriters may sell more depositary shares than they are obligated to purchase under the underwriting agreement, creating a short position. The underwriters may bid for, and purchase, depositary shares in the open market to stabilize the price of the depositary shares. These activities may raise or maintain the market price of the depositary shares above independent market levels or prevent or retard a decline in the market price of the depositary shares. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased depositary shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

In general, purchases of a security for the purpose of stabilizing or reducing a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the depositary shares. In addition, neither we nor the underwriters make any representation that the underwriters will engage in such transactions or that such transactions will not be discontinued without notice, once they are commenced.

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectus supplements by electronic means, such as email.

We have agreed to indemnify the several underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors, and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps, and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of us (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies.

Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the securities offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend such assets, securities or instruments.

The underwriters expect to deliver the depositary shares to purchasers on or about  , 2025, which will be the      business day following the pricing of the depositary shares (such settlement cycle being herein referred to as “T +     ”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, if the original issue date is more than one business day after the date on which the depositary shares are priced, purchasers who wish to trade the depositary shares at any time prior to the first business day before delivery will be required, by virtue of the fact that the depositary shares initially will settle T +     , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the depositary shares who wish to trade the depositary shares on the date of pricing of the depositary shares should also consult their own adviser.

Selling Restrictions

European Economic Area

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of depositary shares in any Member State of the European Economic Area (the “EEA”) (each, a “Relevant Member State”) will be made under an exemption under Regulation (EU) No. 2017/1129 (as amended, the “EU Prospectus Regulation”) from the requirement to publish a prospectus for offers of the depositary shares. Accordingly any person making or intending to make an offer in that Relevant Member State of depositary shares which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation, in each case in relation to such offer.

Neither BancShares nor the underwriters have authorized, nor do they authorize, the making of any offer of depositary shares to any legal entity which is not a qualified investor as defined in the EU Prospectus Regulation. Neither BancShares nor the underwriters have authorized, nor do they authorize, the making of any offer of the depositary shares through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the depositary shares contemplated in this prospectus supplement.

The depositary shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the EU Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the depositary shares or otherwise making them available to retail investors in the EEA, has been prepared and therefore offering or selling the depositary shares or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

Each underwriter has represented and agreed that it has not made and will not make an offer of depositary shares which are the subject of the offering contemplated by this prospectus supplement to the public in the EEA, except that it may make an offer of such depositary shares to the public in the EEA to any legal entity which is a qualified investor as defined in the Prospectus Regulation, provided that no such offer of depositary shares will require BancShares or any underwriters to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any depositary shares under, the offers to the public contemplated in this prospectus supplement, or to whom the depositary shares are otherwise made available, will be deemed to have represented, warranted, acknowledged, and agreed to and with each underwriter and BancShares that it and any person on whose behalf it acquires depositary shares is:

(a)	a qualified investor within the meaning of Article 2(e) of the EU Prospectus Regulation; and

(b)

in the case of any depositary shares acquired by it as a financial intermediary, as that term is used in Article 5(1) of the EU Prospectus Regulation, (i) the depositary shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the EU Prospectus Regulation, or in circumstances in which the prior consent of the underwriters has been given to the offer or resale; or (ii) where depositary shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those depositary shares to it is not treated under the EU Prospectus Regulation as having been made to such persons.

In this section, the expression “offer of depositary shares” to the public in relation to any depositary shares in any Relevant Member State of the EEA means the communication in any form and by any means of sufficient information on the terms of the offer and the depositary shares to be offered so as to enable an investor to decide to purchase or subscribe for the depositary shares.

United Kingdom

This prospectus supplement has been prepared on the basis that any offer of depositary shares in the United Kingdom (“UK”) will be made pursuant to an exemption under the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and the UK Prospectus Regulation from the requirement to publish a prospectus for offers of the depositary shares. Accordingly, any person making or intending to make an offer in the UK of depositary shares which are the subject of this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation, in each case, in relation to such offer. Neither we nor the underwriters have authorized, and neither we nor they authorize, the making of any offer of depositary shares in circumstances in which an obligation arises for us or any of the underwriters to publish or supplement a prospectus for the purposes of the UK Prospectus Regulation in relation to such offer. Neither this prospectus supplement nor the accompanying prospectus constitutes an approved prospectus for the purposes of the UK Prospectus Regulation. The expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act of 2018 (the “EUWA”) and the regulations made under the EUWA.

Neither BancShares nor the underwriters have authorized, nor do they authorize, the making of any offer of depositary shares to any legal entity which is not a qualified investor as defined in the UK Prospectus Regulation. Neither BancShares nor the underwriters have authorized, nor do they authorize, the making of any offer of the depositary shares through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the depositary shares contemplated in this prospectus supplement.

The depositary shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the EUWA and the regulations made under the EUWA; (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA and the regulations made under the EUWA; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law by virtue of the EUWA and the regulations made under the EUWA (the “UK PRIIPs Regulation”) for offering or selling the depositary shares or otherwise making them available to retail investors in the UK, has been prepared and therefore offering or selling the depositary shares or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Each underwriter has represented and agreed that it has not made and will not make an offer of depositary shares that are the subject of the offering contemplated by this prospectus supplement to the public in the UK, except that it may make an offer of such depositary shares to the public in the UK to any legal entity which is a qualified investor as defined in the UK Prospectus Regulation, provided that no such offer of depositary shares will require BancShares or any underwriters to publish a prospectus pursuant to Section 85 of the FSMA or Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in the UK who receives any communication in respect of, or who acquires any depositary shares under, the offers to the public contemplated in this prospectus supplement, or to whom the depositary shares are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and BancShares that it and any person on whose behalf it acquires depositary shares is:

(a)	a qualified investor within the meaning of Article 2(e) of the UK Prospectus Regulation; and

(b)

in the case of any depositary shares acquired by it as a financial intermediary, as that term is used in Article 5(1) of the UK Prospectus Regulation, (i) the depositary shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in the UK other than qualified investors, as that term is defined in the UK Prospectus Regulation, or in circumstances in which the prior consent of the underwriters has been given to the offer or resale; or (ii) where depositary shares have been acquired by it on behalf of persons in the UK other than qualified investors, the offer of those depositary shares to it is not treated under the FSMA or the UK Prospectus Regulation as having been made to such persons.

In this section, the expression “offer of depositary shares” to the public in relation to any depositary shares in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and the depositary shares to be offered so as to enable an investor to decide to purchase or subscribe for the depositary shares.

Each underwriter has represented, warranted, and agreed that,

(a)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the depositary shares in, from or otherwise involving the UK; and

(b)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the depositary shares in circumstances in which Section 21(1) of the FSMA does not apply to us.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the UK, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Switzerland

This prospectus supplement and the accompanying prospectus do not constitute an offer to the public or a solicitation to purchase or invest in any depositary shares.

The depositary shares have not been offered and will not be offered to the public in Switzerland, except that offers of depositary shares may be made to the public in Switzerland under the following exemptions under the Swiss Financial Services Act (“FinSA”):

(a)	to any person which qualifies as a professional client within the meaning of the FinSA;

(b)	to fewer than 500 persons (other than professional clients as defined under the FinSA); or

(c)	in any other circumstances falling within Article 36 FinSA in combination with Article 44 of the Swiss Financial Services Ordinance,

provided always that any such offer is conducted in a manner that it does not require us to publish a prospectus pursuant to Article 35 FinSA.

The depositary shares have not been and will not be listed or admitted to trading on a trading venue in Switzerland.

Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the depositary shares constitutes a prospectus within the meaning of FinSA and neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the depositary shares may be publicly distributed or otherwise made publicly available in Switzerland.

This prospectus supplement and the accompanying prospectus and any other offering or marketing materials in relation to the depositary shares are personal to each recipient and may not be publicly distributed or otherwise made publicly available in or into Switzerland

Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The depositary shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the depositary shares offered should conduct their own due diligence on the depositary shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Abu Dhabi Global Market

The depositary shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre or the Abu Dhabi Global Market) other than in compliance with the regulations of the Securities and Commodities Authority and the laws of the United Arab Emirates (and the Dubai International Financial Centre and the Abu Dhabi Global Market) governing the issue, offering and sale of securities. Further, neither this prospectus supplement nor the accompanying prospectus constitutes a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre or the Abu Dhabi Global Market) and neither is intended to be a public offer. Neither this prospectus supplement nor the accompanying prospectus has been approved by or filed with (and by receiving this prospectus supplement and the accompanying prospectus the person or entity to whom it has been issued understands, acknowledges and agrees that it has not been approved by or filed with) the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority of the Abu Dhabi Global Market, the Dubai Financial Services Authority or any other relevant licensing authorities in the United Arab Emirates.

Australia

No placement document, prospectus, product disclosure statement, or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement, or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the depositary shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act), or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the depositary shares without disclosure to investors under Chapter 6D of the Corporations Act.

The depositary shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation, or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Hong Kong

The depositary shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the depositary shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to depositary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Japan

The depositary shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948) (as amended, the “Financial Instruments and Exchange Law”) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” will mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

If the solicitation constitutes qualified institutional investors solicitation (tekikaku-kikan-toshika-muke-kanyu) under Article 23-13, Paragraph 1 of the FIEA (the “QII Solicitation”), the depositary shares are being solicited only to qualified institutional investors (the “QIIs”) as defined in Article 10 of the Cabinet Office Ordinance Concerning the Definition of Terms provided in Article 2 of the FIEA and the investor of any depositary shares is prohibited from transferring such depositary shares to any person in any way other than to QIIs. As the solicitation of offering constitutes QII Solicitation, no securities registration statement has been or will be filed under Article 4, Paragraph 1 of the FIEA.

If the solicitation constitutes small number of investors solicitation (shoninzu-muke-kanyu) under Article 23-13, Paragraph 4 of the FIEA (the “Small Number of Investors Solicitation”), the depositary shares are being solicited only to a small number of potential investors (i.e., less than 50 offerees, except QIIs who are solicited pursuant to the QII Solicitation), and the investor of any depositary shares (other than the above-mentioned QII investors) is prohibited from transferring such depositary shares to another person in any way other than as a whole to one transferee unless the total number of depositary shares is less than 50 and the depositary shares cannot be divided into any unit/denomination smaller than the unit/denomination represented on the depositary share certificate therefor. As the offering constitutes Small Number of Investors Solicitation, no securities registration statement has been or will be filed under Article 4, Paragraph 1 of the FIEA.

Singapore

Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented, warranted and agreed that it has not offered or sold any depositary shares or caused the depositary shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any depositary shares or cause the depositary shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the depositary shares, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Singapore Securities and Futures Act Product Classification – Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, BancShares has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the depositary shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Canada

The depositary shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the depositary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

VALIDITY OF THE SECURITIES

The validity of the Series D Preferred Stock as well as certain legal matters relating to the offering will be passed upon for us by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., Raleigh, North Carolina. As of the date of this prospectus supplement, certain current individual attorneys with Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. beneficially owned shares of BancShares’ Class A common stock with a market value in excess of $50,000. Certain legal matters related to the offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York. Davis Polk & Wardwell LLP has from time to time acted as counsel for BancShares and its subsidiaries and may do so in the future.

EXPERTS

The consolidated financial statements of First Citizens BancShares, Inc. as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

First Citizens Bancshares, Inc.

4300 Six Forks Road

Raleigh, North Carolina 27609

(919) 716-7000

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Purchase Contracts

Units

The securities of each class identified in this prospectus or any combination thereof may be offered and sold from time to time by us and/or by one or more selling securityholders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. We and any one or more selling securityholders may offer securities at the same time or in separate transactions. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

We and/or any one or more selling securityholders may sell the securities through agents; through underwriters or dealers; directly to one or more purchasers; or through a combination of any of these methods of sale on a continuous or delayed basis. We, our agents, and any underwriters or dealers reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. A prospectus supplement, which we will provide to you each time we and/or one or more selling securityholders offer securities, will provide the names of any underwriters, dealers, or agents involved in the sale of the securities, and any applicable fee, commission, or discount arrangements with them.

Our Class A common stock is listed on the Nasdaq Global Select Market and trades under the ticker symbol “FCNCA.” Our depositary shares, each representing 1/40th interest in a share of our 5.375% Non-Cumulative Perpetual Preferred Stock, Series A, are listed on the Nasdaq Global Select Market and trade under the symbol “FCNCP.” Our 5.625% Non-Cumulative Perpetual Preferred Stock, Series C is listed on the Nasdaq Global Select Market and trades under the symbol “FCNCO.”

Investing in our securities involves risks. See the “Risk Factors” on page 2 of this prospectus, any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus concerning factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the North Carolina Office of the Commissioner of Banks, nor any state securities commission or any other bank regulatory agency has approved or disapproved of the securities to be issued under this prospectus or determined the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The securities are not savings accounts, deposits, or obligations of any of our bank and non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

The date of this prospectus is August 14, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) using an automatic “shelf” registration process. Under this shelf registration process, we are registering an unspecified amount of each class of the securities described in this prospectus, and we and/or one or more selling securityholders may from time to time offer and sell any combination of the securities described in this prospectus in one or more offerings, denominated in U.S. dollars or the equivalent in foreign currencies, currency units, or composite currencies.

This prospectus provides you with a general description of the securities covered by it. Each time we sell securities, we will provide a prospectus supplement and, if applicable, a pricing supplement containing specific information about the terms of those securities. In addition, if any selling securityholder sells securities under this prospectus, the prospectus supplement will contain specific information about such selling securityholder. A prospectus supplement may also add, update, or change information contained in this prospectus and may include a discussion of any risk factors or other special considerations that apply to those securities. You should read both this prospectus and any applicable prospectus supplement together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “our,” “us,” and “BancShares” refer to First Citizens BancShares, Inc., a Delaware corporation, and do not include its consolidated subsidiaries. All references in this prospectus to “First Citizens Bank” refer to First-Citizens Bank & Trust Company, our wholly owned bank subsidiary. Unless otherwise indicated, references to our “common stock” include our Class A common stock and our Class B common stock.

We include cross-references in this prospectus and will include cross-references in any accompanying prospectus supplement to captions in these materials where you can find further related discussions. The table of contents in this prospectus and the table of contents included in any accompanying prospectus supplement provide and will provide, respectively, the pages on which these captions are located.

Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside of the United States. If you are an investor outside of the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

1

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. Before you invest in any of our securities, you should consider carefully the risks and uncertainties described in any applicable prospectus supplement under “Risk Factors” and elsewhere in our most recently filed Annual Report on Form 10-K and in any subsequent filings, which are incorporated by reference in this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or that management deems immaterial. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

2

THE COMPANY

First Citizens BancShares, Inc. (“BancShares”) is a financial holding company that primarily conducts operations through its banking subsidiary, First-Citizens Bank & Trust Company (“First Citizens Bank”), which is headquartered in Raleigh, North Carolina. BancShares has expanded through de novo branching and acquisitions and as of June 30, 2024, operates a network of more than 500 branches and offices in 30 states, predominantly located in the Southeast, Mid-Atlantic, Midwest, and Western United States, providing a broad range of financial services to individuals, businesses, and professionals. At June 30, 2024, BancShares had total consolidated assets of $219.827 billion.

BancShares was incorporated under the laws of the State of Delaware in 1986. Our principal executive office is located at 4300 Six Forks Road, Raleigh, NC 27609, and our telephone number is (919) 716-7000.

Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” on pages 9 and 10 of this prospectus.

3

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act.

Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors which include, but are not limited to, factors discussed in our most recently filed Annual Report on Form 10-K and in other documents filed by us from time to time with the SEC.

Forward-looking statements may be identified by terms such as “anticipates,” “believes,” “estimates,” “expects,” “predicts,” “forecasts,” “intends,” “plans,” “projects,” “targets,” “designed,” “could,” “may,” “should,” “will,” “potential,” “continue,” “aims,” or similar words and expressions or the negative of these terms, or other statements concerning opinions or judgments of our management about future events.

Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances, and other factors that are difficult to predict. Many possible events or factors could affect BancShares’ future financial results and performance and could cause actual results, performance, or achievements of BancShares to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, general competitive, economic, political, geopolitical events (including conflicts in Ukraine and the Middle East), and market conditions, including changes in competitive pressures among financial institutions and the impacts related to or resulting from recent bank failures, the risks and impacts of future bank failures and other volatility in the banking industry, public perceptions of our business practices, including our deposit pricing and acquisition activity, the financial success or changing conditions or strategies of BancShares’ vendors or customers, including changes in demand for deposits, loans, and other financial services, fluctuations in interest rates, changes in the quality or composition of BancShares’ loan or investment portfolio, actions of government regulators, including recent interest rate hikes and any changes by the Board of Governors of the Federal Reserve System (“FRB”), changes to estimates of future costs and benefits of actions taken by BancShares, BancShares’ ability to maintain adequate sources of funding and liquidity, the potential impact of decisions by the FRB on BancShares’ capital plans, adverse developments with respect to U.S. or global economic conditions, including significant turbulence in the capital or financial markets, the impact of any sustained or elevated inflationary environment, the impact of any cyberattack, information or security breach, the impact of implementation and compliance with current or proposed laws, regulations and regulatory interpretations, including potential increased regulatory requirements, limitations, and costs, such as Federal Deposit Insurance Corporation special assessments, increases to Federal Deposit Insurance Corporation deposit insurance premiums and the recently proposed interagency rule on regulatory capital, along with the risk that such laws, regulations, and regulatory interpretations may change, the availability of capital and personnel, and the risks associated with BancShares’ previous acquisition transactions, including First Citizen Bank’s acquisition of substantially all loans and certain other assets and assumption of all customer deposits and certain other liabilities of Silicon Valley Bridge Bank, N.A. (“SVBB”) on March 27, 2023 and the previously completed transaction with CIT Group Inc., or any future transactions.

Actual results may differ materially from those expressed in or implied by any forward-looking statements. Except to the extent required by applicable law or regulation, we undertake no obligation to revise or update publicly any forward-looking statements for any reason.

4

DESCRIPTION OF SECURITIES TO BE REGISTERED

We may use this prospectus to offer securities in one or more offerings. The following description of the various securities that we may offer under this prospectus is not complete and may not contain all of the information you should consider before investing in those securities. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices, and detailed terms of the securities and may describe risks associated with an investment in such securities. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to such securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified. The securities of each class as described in this prospectus may also be offered and sold, from time to time, by one or more selling securityholders to be identified in the future.

We and/or any one or more selling securityholders may sell the securities to or through underwriters, dealers, or agents or directly to purchasers, or through a combination of any of these methods of sale. We, as well as any agents acting on our behalf and any underwriters or dealers, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers, or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission, or discount arrangements with them.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Debt Securities

We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture, the “senior indenture,” between us and the trustee named in the applicable prospectus supplement, as trustee. Subordinated debt securities will be issued under a separate indenture, the “subordinated indenture,” between us and the trustee named in the applicable prospectus supplement, as trustee. The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a prospectus supplement. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

Common Stock

We may sell shares of our common stock, $1.00 par value per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

We have two classes of common stock. Shares of Class A common stock have one vote per share, while shares of Class B common have 16 votes per share. Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “FCNCA.” The Class B common stock is traded on the over-the-counter market and quoted on the OTC Pink Market under the symbol “FCNCB.” Except as provided from time to time in our certificate of incorporation with respect to another class of our shares, or in a certificate of designation relating to a series of our preferred stock, or by applicable law, the holders of shares of Class A common stock and Class B common stock have the exclusive right to vote for the election of our directors and for all other purposes. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy have the power to decide any question brought before such meeting, except as otherwise provided by our certificate of incorporation, our bylaws, the rules or regulations of any stock exchange applicable to us, applicable law, or pursuant to any regulation applicable to us or our securities. Our directors are elected by written ballot at the annual meeting of the stockholders and those persons who receive the highest number of votes are deemed to have been elected. In the election of our directors, cumulative voting is not available to stockholders.

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Except as may be provided from time to time in a certificate of designation relating to a series of our preferred stock, or by applicable law, dividends, spin-offs, distributions-in-kind, and all other like and similar benefits and transactions are paid or distributed on the Class A common stock and the Class B common stock as and when declared from time to time by our board of directors from funds legally available; provided, however, that dividends, spin-offs, distributions-in-kind, and all other like and similar benefits and transactions must be the same for each issued and outstanding share of Class A common stock and Class B common stock as of the record date.

As to the distribution of our assets in the event of liquidation, any amounts available, after the satisfaction of all corporate liabilities and subject to the rights of any outstanding shares of preferred stock, must be distributed between the outstanding Class A common stock and Class B common stock pro rata, based upon the numbers of shares issued and outstanding of Class A common stock and Class B common stock.

Preferred Stock and Depositary Shares

We may sell shares of our preferred stock, $0.01 par value per share, in one or more series. We also may issue preferred stock that will be represented by depositary shares. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation, and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and, if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

Warrants

We may sell warrants to purchase our debt securities, shares of our common stock, shares of preferred stock, depositary shares, or units. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

Purchase Contracts

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, preferred stock, depositary shares or common stock or other securities identified in the prospectus supplement. In a prospectus supplement, we will describe the terms of the purchase contracts or units, including, if applicable, collateral or depositary arrangements.

Units

We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

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USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes. General corporate purposes may include, without limitation, providing capital to support our growth organically or through strategic acquisitions, financing investments and capital expenditures, for investments in First Citizens Bank as regulatory capital, redeeming or repurchasing our securities, repaying, reducing, or refinancing indebtedness, and any other purposes that we may specify in any prospectus supplement. We may invest the net proceeds temporarily until we use them for their stated purpose. We cannot predict whether the proceeds invested will yield a favorable return.

We will not receive any proceeds from the sale of our securities by selling securityholders.

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LEGAL MATTERS

The validity of the securities offered hereby is being passed upon for us by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P, Raleigh, North Carolina. Additional legal matters may be passed upon for us or any underwriters, dealers, or agents by counsel that we will name in the applicable prospectus supplement. As of the date of this prospectus, certain current individual attorneys with Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. beneficially own an aggregate of 200 shares of our Class A common stock. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of BancShares as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, incorporated in this prospectus by reference to our Current Report on Form 8-K, filed with the SEC on August 14, 2024, the effectiveness of its internal control over financial reporting of BancShares incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 23, 2024, and the Statement of Assets Acquired and Liabilities Assumed by First Citizens Bank, pursuant to that certain Purchase and Assumption Agreement dated March 27, 2023, by and among First Citizens Bank, the Federal Deposit Insurance Corporation, as receiver of SVBB, and the Federal Deposit Insurance Corporation, included in Amendment No. 2 to our Current Report on Form 8-K, filed with the SEC on January 26, 2024, have been included herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains annual, quarterly, and current reports, proxy statements, and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

In addition, we maintain an Internet website, www.firstcitizens.com. We make available, through our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this prospectus. All website addresses in this prospectus are intended to be inactive textual references only.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, until the termination of the offering:

•

our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 23, 2024, including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 15, 2024, incorporated by reference therein;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, filed with the SEC on May 9, 2024 and August 8, 2024, respectively;

•

our Current Reports on Form 8-K, as filed with the SEC on January  16, 2024 (solely with respect to Item 5.02), as amended on January  16, 2024, January  26, 2024, May  6, 2024, July  25, 2024 (solely with respect to Item 8.01), and August 14, 2024; and

•

the description of our common stock included in our Current Report on Form 8-K/A filed with the SEC on July  13, 1990 (filed in paper format), as updated by Exhibit 4.8 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 23, 2024, and any amendments or reports filed since that date updating that description.

Unless otherwise stated in the applicable reports, information furnished under Item 2.02 or 7.01 of our Current Reports on Form 8-K is not incorporated by reference.

You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s web site at www.sec.gov. We will provide, upon written or oral request as described below, each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in those documents. That information is available from us without charge. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

First Citizens BancShares, Inc.

4300 Six Forks Road

Raleigh, North Carolina 27609

(919) 716-7000

Attn: Corporate Secretary

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  Depositary Shares, Each Representing a 1/100th Interest in a Share of

   % Non-Cumulative Perpetual Preferred Stock, Series D

Prospectus Supplement

Joint Book-Running Managers

BofA Securities	Citigroup	J.P. Morgan	Morgan Stanley

     , 2025